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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-226674

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 20, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated August 8, 2018)

              Shares

DiamondRock Hospitality Company

        % Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)

            We are offering                shares of our        % Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock").

            We will pay cumulative dividends on the Series A Preferred Stock from the date of original issue at a rate of        % per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $            per share). Dividends on the Series A Preferred Stock will be payable quarterly in arrears on or about the last day of March, June, September and December of each year, beginning                , 2020. The Series A Preferred Stock will rank senior to our common stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up.

            Generally, we may not redeem the Series A Preferred Stock prior to                , 2025, except in limited circumstances to preserve our status as a real estate investment trust ("REIT") for federal income tax purposes and pursuant to the special optional redemption provision described below. On or after                , 2025, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such Series A Preferred Stock up to, but excluding, the date of redemption. In addition, upon the occurrence of a Change of Control (as defined herein), as a result of which neither our common stock, par value $0.01 per share ("common stock"), nor the common securities of the acquiring or surviving entity (or American Depositary Receipts ("ADRs") representing such securities) are listed on the New York Stock Exchange (the "NYSE"), the NYSE MKT LLC (the "NYSE MKT") or the Nasdaq Stock Market ("NASDAQ") or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If we exercise any of our redemption rights relating to the Series A Preferred Stock, the holders of Series A Preferred Stock will not have the conversion right described below. The shares of our Series A Preferred Stock have no stated maturity and are not subject to mandatory redemption or any sinking fund. Holders of shares of the Series A Preferred Stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

            Upon the occurrence of a Change of Control, as a result of which neither our common stock nor the common securities of the acquiring or surviving entity (or ADRs representing such securities) are listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on a successor exchange or quotation system, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder into a number of shares of our common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

  •
                  (the "Share Cap"), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

            We are organized and conduct our operations to qualify as a REIT for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains, and the articles supplementary for the Series A Preferred Stock (the "Articles Supplementary") will contain, certain restrictions relating to the ownership and transfer of our capital stock, including ownership limits of 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of the Series A Preferred Stock and 9.8% of the value of the aggregate outstanding shares of our capital stock.

            No market currently exists for the Series A Preferred Stock. We intend to apply to list the Series A Preferred Stock on the NYSE under the symbol "DRH Pr A" If the application is approved, trading of the Series A Preferred Stock on the NYSE is expected to commence within 30 days after the date of initial delivery of the Series A Preferred Stock.

            Investing in the Series A Preferred Stock involves risk. See "Risk Factors" beginning on page S-10 of this prospectus supplement, as well as those described in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 before making an investment decision.

            Neither the U.S. Securities and Exchange Commission (the "SEC") nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)

Public offering price(2)	$	$

Underwriting discount	$	$

Proceeds, before expenses, to us	$	$

(1)
Assumes no exercise of the underwriters' option to purchase additional shares described below.

(2)
Plus accrued distributions, if any, from the original date of issue.

            We have granted the underwriters an option to purchase up to an additional                shares of the Series A Preferred Stock within 30 days from the date of this prospectus supplement solely to cover over-allotments.

            We expect to deliver shares of the Series A Preferred Stock to the underwriters on or about August     , 2020 through the book-entry facilities of The Depository Trust Company ("DTC").

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	Citigroup

Joint Lead Managers

TD Securities	US Bancorp

Senior Co-Managers

BMO Capital Markets	KeyBanc Capital Markets	PNC Capital Markets LLC	Regions Securities LLC

Co-Managers

Barclays	Deutsche Bank Securities

The date of this prospectus supplement is August     , 2020.

        You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any applicable "free writing prospectus" . We have not, and the underwriters (and their affiliates) have not, authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information you should not rely on it. We are not, and the underwriters (and their affiliates) are not, making an offer of these securities to any person to whom it is unlawful to make such offer or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any applicable "free writing prospectus" is accurate only as of their respective dates or on the date or dates which are specified in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. The descriptions set forth in this prospectus supplement replace and supplement, where inconsistent, the description of the general terms and provisions set forth in the accompanying prospectus.

Prospectus Supplement

Prospectus

S-i

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of the shares and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. To the extent that there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus from a filing we made with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the date hereof, on the other hand, the information in this prospectus supplement shall control. In addition, any information incorporated herein by reference from a filing we make with the SEC after the date of this prospectus supplement that adds to, updates or changes information contained in this prospectus supplement, the accompanying prospectus or an earlier filing we made with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus shall be deemed to modify and supersede such information in this prospectus supplement, the accompanying prospectus or such earlier filing.

        It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement or the accompanying prospectus. You should also read and consider the information contained in the documents identified under the heading "Where You Can Find More Information."

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to "we," "our," "us" and our "company" refer to DiamondRock Hospitality Company, including, as the context requires, DiamondRock Hospitality Limited Partnership, which we refer to as our operating partnership, as well as our other direct and indirect subsidiaries, including our existing taxable REIT subsidiaries ("TRSs").

        The distribution of this prospectus supplement, the accompanying prospectus, any authorized "free writing prospectus" and the offering of the Series A Preferred Stock may be restricted by law. If you possess this prospectus supplement, the accompanying prospectus or any authorized "free writing prospectus," you should find out about and observe these restrictions. This prospectus supplement, the accompanying prospectus and any authorized "free writing prospectus" are not an offer to sell the Series A Preferred Stock and are not soliciting an offer to buy the Series A Preferred Stock in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See "Underwriting (Conflicts of Interest)" in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information and does not contain all of the information that is important to you. You should read the entire prospectus supplement and accompanying prospectus carefully, including the section entitled "Risk Factors," as well as the documents incorporated by reference herein and therein, before making an investment decision.

DiamondRock Hospitality Company

General

        We are a lodging-focused real estate company that owns a portfolio of premium hotels and resorts. Our hotels are concentrated in key gateway cities and in destination resort locations, and the majority of our hotels are operated under a brand owned by one of the leading global lodging brand companies (Marriott International, Inc. or Hilton Worldwide). We are an owner, as opposed to an operator, of the hotels in our portfolio. As an owner, we receive, subject to certain exceptions, all of the operating profits or losses generated by our hotels after we pay fees to the hotel managers, which are based on the revenues and profitability of the hotels.

        As of June 30, 2020, we owned 31 hotels with 10,102 guest rooms, located in the following markets: Atlanta, Georgia; Boston, Massachusetts (2); Burlington, Vermont; Charleston, South Carolina; Chicago, Illinois (2); Denver, Colorado (2); Fort Lauderdale, Florida; Fort Worth, Texas; Huntington Beach, California; Key West, Florida (2); New York, New York (4); Phoenix, Arizona; Salt Lake City, Utah; San Diego, California; San Francisco, California (2); Sedona, Arizona (2); Sonoma, California; South Lake Tahoe, California; Washington D.C. (2); St. Thomas, U.S. Virgin Islands; and Vail, Colorado. Our hotel located in St. Thomas, U.S. Virgin Islands, Frenchman's Reef & Morning Star Beach Resort ("Frenchman's Reef"), is closed as a result of damage caused by Hurricane Irma in September 2017.

        We conduct our business through a traditional umbrella partnership real estate investment trust, or UPREIT, in which our hotel properties are owned by our operating partnership, DiamondRock Hospitality Limited Partnership, or subsidiaries of our operating partnership. The company is the sole general partner of our operating partnership and owns 99.6% of the limited partnership units ("common OP units") of our operating partnership. The remaining 0.4% of the common OP units are held by third parties and executive officers of the company.

        Our corporate headquarters is located at 2 Bethesda Metro Center, Suite 1400, Bethesda, MD 20814. Our telephone number is (240) 744-1150. Our website is located at http://www.drhc.com. The information found on or accessible through our website is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

 THE OFFERING

        The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series A Preferred Stock, see "Description of the Series A Preferred Stock" in this prospectus supplement and "Description of Preferred Stock" in the accompanying prospectus.

Issuer	DiamondRock Hospitality Company, a Maryland corporation.
Securities Offered

            shares of our            % Series A Cumulative Redeemable Preferred Stock (plus up to an additional            shares if the underwriters' over-allotment option to purchase additional shares is exercised in full). We reserve the right to reopen this series and issue additional shares of Series A Preferred Stock either through public or private sales at any time and from time to time.

Ranking	The Series A Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:
• senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock;
• on parity with any class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock, none of which exists on the date hereof; and
• junior to any other class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock, none of which exists on the date hereof.

The term "capital stock" does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, will rank senior in right of payment to the Series A Preferred Stock. The Series A Preferred Stock will also rank junior in right of payment to our other existing and future debt obligations.

Dividends

Holders of shares of the Series A Preferred Stock will be entitled to receive cumulative cash dividends on the Series A Preferred Stock when, as and if authorized and declared by our board of directors from, and including, the date of original issue, payable quarterly in arrears on or about the last day of March, June, September and December of each year, beginning on            , 2020, at the rate of            % per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $            per share). The first dividend payable on the Series A Preferred Stock on            , 2020 will be a pro rata dividend from, and including, the original issue date to and including            , 2020 and will be in the amount of $            per share.

Dividends on the Series A Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized or declared.

Liquidation Preference

If we liquidate, dissolve or wind up, holders of shares of the Series A Preferred Stock will have the right to receive $25.00 per share of the Series A Preferred Stock, plus an amount per share equal to accrued and unpaid dividends (whether or not authorized or declared) up to, but excluding, the date of payment, before any distribution or payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. We may only issue equity securities ranking senior to the Series A Preferred Stock with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution and winding up if we obtain the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock together with each other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. The rights of holders of shares of the Series A Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking on parity with the Series A Preferred Stock as to liquidation, and junior to the rights of any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock.

Optional Redemption

We may not redeem the Series A Preferred Stock prior to            , 2025, except in limited circumstances to preserve our status as a REIT, as described in "Description of the Series A Preferred Stock—Optional Redemption" in this prospectus supplement and pursuant to the special optional redemption provision described below. On and after            , 2025, the Series A Preferred Stock will be redeemable at our option, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to, but excluding, the date of redemption. Any partial redemption will be on a pro rata basis.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series A Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series A Preferred Stock will not have the conversion right described below with respect to the shares called for redemption.

A "Change of Control" is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price; and

• (i.e., the Share Cap), subject to certain adjustments; subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series A Preferred Stock will not have any right to convert the shares of the Series A Preferred Stock selected for redemption in connection with the Change of Control Conversion Right and any shares of Series A Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date" and "Common Stock Price" and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see "Description of the Series A Preferred Stock—Conversion Rights."

Except as provided above in connection with a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.
No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. We are not required to set aside funds to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem the shares at our option or, under limited circumstances where the holders of the Series A Preferred Stock have a conversion right, such holders decide to convert the Series A Preferred Stock into our common stock.

Limited Voting Rights

Holders of shares of the Series A Preferred Stock generally have no voting rights. However, if we are in arrears on dividends on the Series A Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of shares of the Series A Preferred Stock (voting separately as a class together with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the written request of the holders of at least 10% of such stock or at our next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on our board of directors until all unpaid dividends with respect to the Series A Preferred Stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, together with the holders of all other shares of any class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding up (voting together as a single class), is required for us to authorize or issue any class or series of stock ranking senior to the Series A Preferred Stock to amend any provision of our charter so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock. If the proposed charter amendments would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock disproportionately relative to other classes or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a class, is also required.

Listing

Currently, no market exists for the Series A Preferred Stock. We intend to apply to list the Series A Preferred Stock on the NYSE under the symbol "DRH Pr A". We will use our best efforts to have the listing application for the Series A Preferred Stock approved. If the application is approved, trading of the Series A Preferred Stock on the NYSE is expected to commence within 30 days after the date of initial delivery of the Series A Preferred Stock. The underwriters have advised us that they intend to make a market in the Series A Preferred Stock prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and we cannot assure you that a market for the Series A Preferred Stock will develop or be maintained prior or subsequent to commencement of trading on the NYSE.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code, during the last half of any taxable year. In order to assist us in meeting these requirements, the transfer of our capital stock, which includes the Series A Preferred Stock, is restricted and no person or entity may own, or be deemed to own by virtue of the constructive ownership rules of the Code, subject to limited exceptions, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of the Series A Preferred Stock or more than 9.8% of value of the aggregate outstanding shares of our capital stock.

Use of Proceeds

We expect that the net proceeds of this offering will be approximately $            million (or approximately $            million if the underwriters' over-allotment option to purchase additional shares is exercised in full) after deducting the underwriting discount and our estimated expenses. We will contribute the net proceeds of this offering to our operating partnership. Our operating partnership will use the net proceeds for general corporate purposes, which may include the repayment of amounts outstanding under our senior unsecured credit facility, capital expenditures, the improvement of properties in our portfolio, working capital and other general purposes. See "Use of Proceeds" and "Risk Factors."

Conflicts of Interest

As described in "Use of Proceeds," some of the net proceeds of this offering may be used to repay amounts outstanding under our senior unsecured credit facility. Because the underwriters or their affiliates are lead arrangers, bookrunners, lenders or administrative agents under our senior unsecured credit facility, more than 5% of the proceeds of this offering (not including underwriting discounts and commissions) may be received by the underwriters or their affiliates. See "Underwriting (Conflicts of Interest)."

Transfer Agent	The transfer agent and registrar for our preferred stock is American Stock Transfer & Trust Company, LLC.
Settlement Date	Delivery of the shares of Series A Preferred Stock will be made against payment therefor on or about August , 2020.
Risk Factors

An investment in the Series A Preferred Stock involves various risks. Before making a decision to invest in the Series A Preferred Stock, prospective investors should carefully consider the matters discussed under the caption "Risk Factors" beginning on page S-10 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

        In addition to other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any "free writing prospectus" we authorize to be delivered to you, you should carefully consider the risks described below and incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and our other subsequent filings under the Exchange Act in evaluating our company, our properties and our business before making a decision to invest in our Series A Preferred Stock. These risks are not the only ones faced by us. Additional risks not presently known to us or that we currently deem immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. Please refer to the section below entitled "Forward-Looking Statements."

Risks Related to the COVID-19 Pandemic

        The outbreak of the novel coronavirus (COVID-19) has caused, and could continue to cause, severe disruptions in the U.S., regional and global economies, travel and the hospitality industry and could materially and adversely impact our financial condition and results of operations.

        In March 2020, the World Health Organization declared COVID-19 a global pandemic. COVID-19 has caused, and could continue to cause, widespread disruptions to the United States and global economy and has contributed to significant volatility and negative pressure in financial markets. The global impact of the outbreak is continually evolving, and many countries, including the United States, have reacted by instituting quarantines, restrictions on travel and/or mandatory closures of businesses. Certain states and cities, including where our hotels are located, have also reacted by instituting quarantines, restrictions on travel, "shelter in place" rules, restrictions on types of business that may continue to operate, and/or restrictions on the types of construction projects that may continue.

        The full extent to which COVID-19 impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of such pandemic, the actions taken to contain the pandemic or mitigate its impact, as well as the effect of any relaxation of current restrictions, all of which could vary among the geographic regions in which our hotels are located, and the direct and indirect economic effects of the pandemic and containment measures, among others. The rapid development and fluidity of this situation precludes any prediction as to the full adverse impact of COVID-19. Nevertheless, COVID-19 has, and may continue to adversely affect, our business, financial condition and results of operations, and our ability to pay dividends, and it may also have the effect of heightening many of the risks described below and in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2019, including:

  •
  a complete or partial closure or re-closure of, or other operational issues at, one or more of our hotels resulting from government, third-party hotel manager or franchisor action, which could materially adversely affect our operations;

  •
  the postponement or cancellation of conferences, conventions, festivals, sporting events, public events and other group business that would have otherwise brought individuals to the cities in which our hotels are located, which has caused, and could continue to cause, a decrease in occupancy rates over a prolonged period of time and exacerbate the seasonal volatility at our hotels;

  •
  a general decline of in-person business meetings and an increase in the use of teleconferencing and video-conference technology, which could cause a sustained shift away from business-related travel and have a material adverse effect on the overall demand for hotel rooms;

  •
  a decrease in individuals' willingness to travel once our hotels are reopened as a result of the public health risks and social impacts of such outbreak or a decrease in consumer spending, which could affect the ability of our hotels to generate sufficient revenues to meet operating and other expenses in the short- and long-term;

  •
  reduced economic activity impacting the businesses, financial condition and liquidity of our company or that of our third-party hotel managers or franchisors, which could result in us, the third-party hotel manager or the franchisor being unable to comply with operational and performance conditions under the applicable management and franchise agreements;

  •
  reduced economic activity impacting the businesses, financial condition and liquidity of our retail and restaurant tenants located at our hotels, which could cause one or more of such tenants to be unable to meet their obligations to us in full, or at all, to otherwise seek modifications of such obligations or to declare bankruptcy;

  •
  severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions, which could make it difficult for us to access debt and equity capital on attractive terms, or at all, and impact our ability to fund business activities and repay debt on a timely basis;

  •
  the potential inability of our company to comply with financial covenants under our senior unsecured credit facility, unsecured term loans and other debt agreements, or our inability to renegotiate such covenants, which could result in a default and potential acceleration of indebtedness and impact our ability to make additional borrowings under our senior unsecured credit facility or otherwise in the future;

  •
  the potential lack of funding, disruptions in the supply of materials or products or the inability of contractors to perform on a timely basis or at all, which could cause delays in completing ongoing or future hotel renovations and capital improvements at our hotels, including the planned reconstruction of Frenchman's Reef;

  •
  difficulties in sourcing and transporting materials or products necessary to operate our hotels, such as linens or cleaning supplies, and a decrease in the availability of adequate staffing at our hotels, which could impact our ability to provide our guests with the customary level of service provided at our hotels, including our premium full-service hotels;

  •
  the potential inability of our TRS lessees to renew or enter into new management agreements for our hotels on favorable terms, or at all, which could cause interruptions in the operations at certain hotels;

  •
  a general decline in business activity and demand for real estate transactions, and more specifically, demand for hotel properties, which could adversely affect our ability or desire to make strategic acquisitions or dispositions;

  •
  the potential negative impact on the health of our personnel, particularly if a significant number of our senior executive officers are impacted, which could result in a deterioration in our ability to ensure business continuity during a disruption;

  •
  the limited access to our facilities, management, franchisors, support staff and professional advisors, which could decrease the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, increase our susceptibility to security breaches, or hamper our ability to comply with regulatory obligations and lead to reputational harm and regulatory issues or fines;

  •
  increased operating costs at our hotels due to enhanced cleaning and hygiene protocols required or recommended by major hotel brands, the Centers for Disease Control and Prevention, unions and state and local governments; and

  •
  increased labor costs due to demands for higher wages due to health risks associated with working in hotels and requirements for more staff to implement cleaning protocols.

Risks Related to this Offering

The Series A Preferred Stock is a new issuance, with no stated maturity date, and does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares.

        The shares of Series A Preferred Stock are a new issue of securities with no established trading market. In addition, because the Series A Preferred Stock has no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We intend to apply to list the Series A Preferred Stock on the NYSE under the symbol "DRH Pr A", but there can be no assurance that the NYSE will approve the Series A Preferred Stock for listing.

        Even if the NYSE approves our application, however, trading of the Series A Preferred Stock on the NYSE is not expected to begin until sometime during the period ending 30 days after the date of initial issuance of the Series A Preferred Stock, and, in any event, an active trading market on the NYSE for the shares may not develop or, even if it develops, may not last, in which case the trading price of the shares could be adversely affected and your ability to transfer your shares of Series A Preferred Stock will be limited.

        We have been advised by the underwriters that they intend to make a market in the shares of the Series A Preferred Stock prior to the commencement of trading on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice.

The Series A Preferred Stock has not been rated.

        Our Series A Preferred Stock has not been rated by any nationally recognized statistical rating organization, which may negatively affect their market value and your ability to sell such shares of Series A Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series A Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series A Preferred Stock, which could adversely impact the market price of the Series A Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series A Preferred Stock.

Market interest rates and other factors may affect the value of the Series A Preferred Stock and our common stock.

        One of the factors that will influence the prices of the Series A Preferred Stock and our common stock will be the dividend yield on the Series A Preferred Stock and our common stock relative to market interest rates. An increase in market interest rates could cause the market prices of the Series A Preferred Stock and our common stock to go down. The trading prices of the shares of the

Series A Preferred Stock and our common stock will also depend on many other factors, which may change from time to time, including:

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  the market for similar securities;

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  the attractiveness of REIT securities in comparison to the securities of other companies, taking into account, among other things, the higher tax rates imposed on dividends paid by REITs;

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  government action or regulation;

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  general economic conditions or conditions in the financial or real estate markets; and

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  our financial condition, performance and prospects.

        In addition, recently, prices of equity securities in the U.S. trading markets have been experiencing extreme price fluctuations and the market price of our common stock has also fluctuated significantly during this period. As a result of these and other factors, investors who purchase the Series A Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series A Preferred Stock, including decreases unrelated to our operating performance or prospects. Likewise, in the event that the Series A Preferred Stock becomes convertible upon a Change of Control and is converted into our common stock, holders of our common stock issued on conversion may experience a similar decrease, which also could be substantial and rapid, in the market price of our common stock.

Shares of the Series A Preferred Stock are subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock, including additional shares of the Series A Preferred Stock, and by other transactions.

        The Series A Preferred Stock is subordinate to all of our existing and future debt to other non-equity claims on us and our assets available to satisfy claims against us. Our charter currently authorizes the issuance of up to 10,000,000 preferred shares in one or more classes or series. In addition, our board of directors has the power under our charter to classify any of our unissued preferred shares, and to reclassify any of our previously classified but unissued preferred shares of any series, from time to time, in one or more classes or series of preferred shares. We may also issue additional shares of Series A Preferred Stock or additional preferred shares in the future which are on a parity with (or, upon the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, senior to) the Series A Preferred Stock with respect to the payment of distributions and the distribution of assets upon our liquidation, dissolution or winding up. The issuance of additional preferred shares on parity with or senior to the Series A Preferred Stock would dilute the interests of the holders of the Series A Preferred Stock, and any issuance of preferred shares senior to the Series A Preferred Stock or of additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series A Preferred Stock. Other than the conversion right afforded to holders of Series A Preferred Stock that may occur in connection with a Change of Control as described under "Description of the Series A Preferred Stock—Conversion Rights" below, none of the provisions relating to the Series A Preferred Stock relate to or limit our indebtedness or afford the holders of the Series A Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series A Preferred Stock, so long as the rights, preferences, privileges or voting powers of the holders of the Series A Preferred Stock are not materially and adversely affected.

As a holder of Series A Preferred Stock, you will have extremely limited voting rights.

        Your voting rights as a holder of Series A Preferred Stock will be limited. Shares of our common stock are currently the only class of our securities carrying full voting rights. Voting rights for holders of

Series A Preferred Stock exist primarily with respect to voting on amendments to our charter, including our Articles Supplementary (in some cases, voting together with the holders of other series of preferred stock upon which like voting rights have been conferred and are exercisable), that materially and adversely affect the rights, preferences, privileges or voting powers of the holders of shares of the Series A Preferred Stock or create additional classes or series of preferred stock that are senior to the Series A Preferred Stock and the ability to elect (voting separately as a class together with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) two additional directors to our board of directors in the event that six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock are in arrears. See "Description of the Series A Preferred Stock—Limited Voting Rights."

The Change of Control conversion feature may not adequately compensate you, and the Change of Control conversion and redemption features of the Series A Preferred Stock may discourage a party from taking over our company or make it more difficult for a party to take over our company.

        Upon the occurrence of a Change of Control, holders of the Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of their shares of Series A Preferred Stock into shares of our common stock (or equivalent value of alternative consideration). See "Description of the Series A Preferred Stock—Conversion Rights." Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $            (which is approximately        % of the per-share closing sale price of our common stock reported on the NYSE on                , 2020), subject to adjustment, the holders will receive a maximum of                shares of our common stock per share of Series A Preferred Stock, which may result in a holder receiving a value that is less than the liquidation preference of the Series A Preferred Stock. In addition, the Change of Control conversion feature of the Series A Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing certain change of control transactions of our company under circumstances that otherwise could provide the holders of our common stock and Series A Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

Our senior unsecured credit facility and our unsecured term loans may limit our ability to pay distributions to holders of the Series A Preferred Stock.

        Our senior unsecured credit facility and our unsecured term loans may prohibit us from making distributions to our stockholders, or redeeming or otherwise repurchasing shares of our capital stock, including the Series A Preferred Stock, after the occurrence and during the continuance of an event of default, except in limited circumstances. Consequently, after the occurrence and during the continuance of an event of default under our senior unsecured credit facility or our unsecured term loans, we may not be able to pay all or a portion of the dividends payable to the holders or make redemptions or repurchases of the Series A Preferred Stock.

        In addition, in the event of a default under our senior unsecured credit facility or our unsecured term loans, we would be unable to borrow under such facilities and any amounts we have borrowed thereunder could become immediately due and payable. The agreements governing our future debt instruments may also include restrictions on our ability to pay dividends to holders or make redemptions or repurchases of the Series A Preferred Stock.

The Articles Supplementary establishing the terms of the Series A Preferred Stock will contain restrictions upon ownership and transfer of the Series A Preferred Stock.

        The Articles Supplementary establishing the terms of the Series A Preferred Stock and our charter will contain restrictions on ownership and transfer of the Series A Preferred Stock intended to assist us in maintaining our status as a REIT for United States federal income tax purposes. For example, the terms of the Series A Preferred Stock will restrict any person from acquiring actual or constructive ownership of more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our Series A Preferred Stock and 9.8% of the value of the aggregate outstanding shares of our capital stock. See "Description of the Series A Preferred Stock—Restrictions on Ownership and Transfer" in this prospectus supplement. You should consider these ownership limitations prior to your purchase of the Series A Preferred Stock. In addition, the Articles Supplementary and our charter will provide that, notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of our common stock would cause the holder to exceed the ownership limitations contained in our charter, which may limit your ability to convert the Series A Preferred Stock into our common stock upon a Change of Control. These ownership restrictions could also have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of the company, which could adversely affect the market price of the Series A Preferred Stock.

If our common stock is delisted, your ability to transfer or sell your shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will be materially adversely affected.

        Other than in connection with certain change of control transactions, the Series A Preferred Stock does not contain provisions that protect you if our common stock is delisted. Since the Series A Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series A Preferred Stock and receive stated dividends on the stock when, as and if authorized by our board of directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that the Series A Preferred Stock will be delisted as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will be materially adversely affected.

Our ability to pay dividends is limited by the requirements of Maryland law.

        Our ability to pay dividends on the Series A Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series A Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the Series A Preferred Stock.

        There can be no guarantee that we will have sufficient cash to pay dividends on the Series A Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and in the accompanying prospectus were to occur. In addition, payment of our dividends depends upon our earnings, our financial condition, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock and the Series A Preferred Stock offered by this prospectus supplement, to pay our indebtedness or to fund our other liquidity needs.

FORWARD-LOOKING STATEMENTS

        We make statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference that are forward-looking statements within the meaning of the federal securities laws. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and discussions which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

        Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and that we may not be able to realize. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

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  negative developments in the economy, including, but not limited to, job loss or growth trends, a continued increase in unemployment or a decrease in corporate earnings and investment;

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  increased competition in the lodging industry and from alternative lodging channels or third party internet intermediaries in the markets in which we own properties;

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  failure to effectively execute our long-term business strategy and successfully identify and complete acquisitions;

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  risks and uncertainties affecting hotel management, operations and renovations (including, without limitation, construction delays, increased construction costs, disruption in hotel operations and the risks associated with our management and franchise agreements);

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  risks associated with the availability and terms of financing and the use of debt to fund acquisitions and renovations or refinance existing indebtedness, including the impact of higher interest rates on the cost and/or availability of financing;

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  risks associated with our level of indebtedness and our ability to satisfy our obligations under our debt agreements;

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  risks associated with the lodging industry overall, including, without limitation, an increase in alternative lodging channels, decreases in the frequency of travel and increases in operating costs;

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  risks and uncertainties associated with our obligations under our management agreements;

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  risk associated with the reopening of our hotels that suspended operations as a result of COVID-19;

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  risks associated with natural disasters and other unforeseen catastrophic events, including the emergence of a pandemic or other widespread health emergency;

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  the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations our company and our hotels;

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  costs of compliance with government regulations, including, without limitation, the Americans with Disabilities Act;

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  potential liability for uninsured losses and environmental contamination;

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  risks associated with security breaches through cyber-attacks or otherwise, as well as other significant disruptions of our and our hotel managers' information technologies and systems, which support our operations and those of our hotel managers;

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  risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended;

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  possible adverse changes in tax and environmental laws;

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  risks associated with our dependence on key personnel whose continued service is not guaranteed; and

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  those additional risks and factors discussed in reports filed with the SEC by us from time to time, including those discussed under the heading "Risk Factors" in our most recently filed reports on Forms 10-K and 10-Q.

        While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance, including factors and risks included in other sections of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

        For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors" in this prospectus supplement, in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2019, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as may be updated by subsequent filings with the SEC that are incorporated by reference herein and therein.

 USE OF PROCEEDS

        We expect that the net proceeds from this offering will be approximately $            (or approximately $            if the underwriters' over-allotment option to purchase additional shares is exercised in full), in each case after deducting the underwriting discounts and estimated fees and expenses payable by us. We intend to contribute the net proceeds from this offering to our operating partnership in exchange for preferred units of the operating partnership, which have substantially identical economic terms as our Series A Preferred Stock. Our operating partnership intends to use the net proceeds of this offering for general corporate purposes, which may include the repayment of amounts outstanding under our senior unsecured credit facility, capital expenditures, the improvement of properties in our portfolio, working capital and other general purposes.

        As of June 30, 2020, our senior unsecured credit facility had a total outstanding balance of approximately $149 million. Our senior unsecured credit facility matures in July 2023. The maturity date may be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions. The interest rate on the facility is based upon LIBOR, plus an applicable margin ranging from 1.40% to 2.40% based upon our leverage ratio. We have used and intend to use the proceeds of borrowings under our senior unsecured credit facility for general corporate purposes.

        The underwriters or their affiliates are lead arrangers, bookrunners, lenders or administrative agents under our $400 million senior unsecured credit facility and would receive a pro rata portion of the net proceeds from the sale of any shares of Series A Preferred Stock sold by us to the underwriters to the extent that we use any such proceeds to reduce the outstanding balance under such facility. See "Underwriting (Conflicts of Interest)."

DESCRIPTION OF THE SERIES A PREFERRED STOCK

        The following summary of the material terms and provisions of the Series A Preferred Stock of DiamondRock Hospitality Company does not purport to be complete and is qualified in its entirety by reference to our charter, including the Articles Supplementary setting forth the terms of the Series A Preferred Stock and our bylaws, as amended, each of which is available from us and will be filed with the SEC. This description of the particular terms of the Series A Preferred Stock supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.

General

        Our board of directors and a duly authorized committee of our board of directors classified                shares of our authorized but unissued preferred stock as, and approved Articles Supplementary setting forth the terms of, a series of our preferred stock, designated as the        % Series A Cumulative Redeemable Preferred Stock. When issued in accordance with this prospectus supplement and the accompanying prospectus, the Series A Preferred Stock will be validly issued, fully paid and nonassessable. Our board of directors may authorize the issuance and sale of additional shares of Series A Preferred Stock from time to time.

        In connection with this offering, we, in accordance with the terms of the partnership agreement of our operating partnership, will contribute or otherwise transfer the net proceeds of the sale of the Series A Preferred Stock to our operating partnership, and our operating partnership will issue to us        % Series A Cumulative Redeemable Preferred Units ("Series A Preferred Units"). Our operating partnership will be required to make all required distributions on the Series A Preferred Units after any distribution of cash or assets to the holders of preferred units ranking senior to the Series A Preferred Units as to distributions and liquidations that we may issue and prior to any distribution of cash or assets to the holders of common partnership units or to the holders of any other equity interest of our operating partnership, except for any other series of preferred units ranking on a parity with the Series A Preferred Units as to distributions and liquidation; provided however, that our operating partnership may make such distributions as are necessary to enable us to maintain our qualification as a REIT.

        We intend to apply to list the Series A Preferred Stock on the NYSE under the symbol "DRH Pr A". We will use our best efforts to have the listing application for the Series A Preferred Stock approved. If the application is approved, trading of the Series A Preferred Stock on the NYSE is expected to commence within 30 days after the date of initial delivery of the Series A Preferred Stock. See "Underwriting (Conflicts of Interest)" in this prospectus supplement.

Ranking

        The Series A Preferred Stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

  •
  senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock;

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  on parity with any class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock, none of which exists on the date hereof; and

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  junior to any other class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock, none of which exists on the date hereof.

        The term "capital stock" does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, will rank senior in right of payment to the Series A Preferred Stock. The

Series A Preferred Stock will also rank junior in right of payment to our other existing and future debt obligations.

Dividends

        Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to dividend rights, holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of        % per annum of the $25.00 liquidation preference per share of the Series A Preferred Stock (equivalent to the fixed annual amount of $            per share of the Series A Preferred Stock).

        Dividends on the Series A Preferred Stock will accrue and be cumulative from, and including, the date of original issue and will be payable to holders quarterly in arrears on or about the last day of March, June, September and December of each year or, if such day is not a business day, on either the immediately preceding business day or next succeeding business day at our option, except that, if such business day is in the next succeeding year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The term "business day" means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York are required to close.

        The amount of any dividend payable on the Series A Preferred Stock for any period greater or less than a full dividend period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. A dividend period is the respective period commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period and the dividend period during which any shares of Series A Preferred Stock shall be redeemed). Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which shall be the date designated by our board of directors as the record date for the payment of dividends that is not more than 35 and not fewer than 10 days prior to the scheduled dividend payment date.

        The first dividend on the Series A Preferred stock is scheduled to be paid on                , 2020 and will be a pro rata dividend from, and including, the original issue date to and including                , 2020 in the amount of $            per share.

        Dividends on the Series A Preferred Stock will accrue whether or not:

  •
  we have earnings;

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  there are funds legally available for the payment of those dividends; or

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  those dividends are authorized or declared.

        Except as described in this paragraph and the next paragraph, unless full cumulative dividends on the Series A Preferred Stock for all past dividend periods shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:

  •
  declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the Series A Preferred Stock, for any period; or

  •
  redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends and upon liquidation, on parity with or junior to the Series A Preferred Stock.

        The foregoing sentence, however, will not prohibit:

  •
  dividends payable solely in shares of our common stock or shares of any other class or series of our capital stock ranking junior to the Series A Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution and winding up;

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  the conversion into or in exchange for other shares of any class or series of capital stock ranking junior to the Series A Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution and winding up; and

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  our redemption, purchase or other acquisition of shares of Series A Preferred Stock, preferred stock ranking on parity with the Series A Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up or capital stock or equity securities ranking junior to the Series A Preferred Stock pursuant to our charter to the extent necessary to preserve our status as a REIT as discussed under "—Restrictions on Ownership and Transfer."

        When we do not pay dividends in full (or do not set apart a sum sufficient to pay them in full) on the Series A Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock, we will declare any dividends upon the Series A Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock pro rata, so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

        Holders of shares of Series A Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as described above. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the dividend payment date on which they first become payable.

        We do not intend to declare dividends on the Series A Preferred Stock, or pay or set apart for payment dividends on the Series A Preferred Stock, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of directors and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.

        Our senior unsecured credit facility and unsecured term loans may prohibit us from making distributions to our stockholders, or redeeming or otherwise repurchasing shares of our capital stock, including the Series A Preferred Stock, after the occurrence and during the continuance of an event of default, except in limited circumstances including as necessary to enable us to maintain our qualification as a REIT and to avoid the payment of income or excise tax. Consequently, after the occurrence and during the continuance of an event of default under our senior unsecured credit facility and unsecured term loans, we may not be able to pay all or a portion of the dividends payable to the holders of the Series A Preferred Stock or redeem all or a portion of the Series A Preferred Stock. In addition, in the event of a default under our senior unsecured credit facility and unsecured term loans, we would be unable to borrow under such facilities and any amounts we have borrowed thereunder could become immediately due and payable. The agreements governing our future debt instruments may also include restrictions on our ability to pay dividends to holders or make redemptions of the Series A Preferred Stock.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of our capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the Series A Preferred Stock, holders of shares of Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities and any class or series of our capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, senior to the Series A Preferred Stock, a liquidation preference of $25.00 per share of the Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to rights upon liquidation, dissolution or winding up, on parity with the Series A Preferred Stock in the distribution of assets, then holders of shares of Series A Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        Holders of shares of Series A Preferred Stock will be entitled to written notice of any voluntary or involuntary liquidation, dissolution or winding up of our affairs stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable not fewer than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of Series A Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series A Preferred Stock will not be added to our total liabilities.

Optional Redemption

        Except with respect to the special optional redemption described below and in certain limited circumstances relating to our maintenance of our REIT status as described in "—Restrictions on Ownership and Transfer," we cannot redeem the Series A Preferred Stock prior to                , 2025. On and after                , 2025, we may, at our option, upon not fewer than 30 and not more than 60 days' written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends

(whether or not authorized or declared) up to but excluding the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose.

        If fewer than all of the outstanding shares of the Series A Preferred Stock are to be redeemed (in the case of a redemption of the Series A Preferred Stock other than to preserve our status as a REIT), we will select the shares of Series A Preferred Stock to be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as we determine. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series A Preferred Stock, other than a holder of Series A Preferred stock that has received an exemption from the ownership limit, would have actual or constructive ownership of more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of the Series A Preferred Stock, or more than 9.8% of the value of the aggregate outstanding shares of our capital stock because such holder's shares of Series A Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the charter, we will redeem the requisite number of shares of Series A Preferred Stock of such holder such that no holder will own in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of the Series A Preferred Stock or more than 9.8% of the value of the aggregate outstanding shares of our capital stock subsequent to such redemption. See "—Restrictions on Ownership and Transfer." In order for their shares of Series A Preferred Stock to be redeemed, holders must surrender their shares at the place, or in accordance with the book-entry procedures, designated in the notice of redemption. Holders will then be entitled to the redemption price and any accrued and unpaid dividends payable upon redemption following surrender of the shares as detailed below. If a notice of redemption has been given (in the case of a redemption of the Series A Preferred Stock other than to preserve our status as a REIT), if the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any shares of Series A Preferred Stock called for redemption and if irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock and such shares of Series A Preferred Stock will no longer be deemed outstanding. At such time, all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon redemption, without interest. So long as no dividends payable on the Series A Preferred Stock and any class or series of parity preferred stock are in arrears for any past dividend periods that have ended and subject to the provisions of applicable law, we may from time to time repurchase all or any part of the Series A Preferred Stock, including the repurchase of shares of Series A Preferred Stock in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our board of directors. Regardless of whether dividends are paid in full on the Series A Preferred Stock or any class or series of parity preferred stock, we may purchase or acquire shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

        Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are authorized, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods that have ended, no shares of Series A Preferred Stock will be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock or any class or series of our capital stock ranking, as to dividends or upon liquidation, dissolution or winding up, on parity with or junior to the Series A Preferred Stock (except by exchange for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that whether or not the requirements set forth above have been met, we may purchase shares of Series A Preferred Stock, preferred stock ranking on parity with the Series A Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up or capital stock or equity securities ranking junior to the Series A Preferred Stock pursuant to our charter to the extent necessary to ensure that we continue to meet the requirements for qualification as a

REIT for federal income tax purposes, and may purchase or acquire shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock. See "—Restrictions on Ownership and Transfer" below.

        We will mail a notice of redemption, postage prepaid, not fewer than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records as maintained by the transfer agent named in "—Transfer Agent." No failure to give, nor defect in, such notice, nor in the mailing thereof, shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each notice will state:

  •
  the redemption date;

  •
  the redemption price;

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  the number of shares of Series A Preferred Stock to be redeemed;

  •
  the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price;

  •
  procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price;

  •
  that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on such redemption date; and

  •
  that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock.

        If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

        We are not required to provide such notice in the event we redeem Series A Preferred Stock in order to maintain our status as a REIT.

        If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of the Series A Preferred Stock at the close of business of such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date and each holder of shares of Series A Preferred Stock that surrenders such shares on such redemption date will be entitled to the dividends accruing after the end of the applicable dividend period, up to but excluding the redemption date. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.

        All shares of Series A Preferred Stock that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.

        Our senior unsecured credit facility and unsecured term loans prohibit us from redeeming or otherwise repurchasing any shares of our capital stock, including the Series A Preferred Stock, after the occurrence and during the continuance of an event of default, except in limited circumstances.

Special Optional Redemption

        Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series A Preferred Stock will not have the conversion right described below under "—Conversion Rights."

        We will mail to you, if you are a record holder of the Series A Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

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  the redemption date;

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  the redemption price;

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  the number of shares of Series A Preferred Stock to be redeemed;

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  the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price;

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  procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price;

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  that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on such redemption date;

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  that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock;

  •
  that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

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  that the holders of the Series A Preferred Stock to which the notice relates will not be able to tender such Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

        If we redeem fewer than all of the outstanding shares of Series A Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series A Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed as described above in "—Optional Redemption."

        If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to, but not including, the redemption date, without interest.

        The holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock to be redeemed.

        A "Change of Control" is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

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  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights

        Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock as described under "—Optional Redemption" or "—Special Optional Redemption," to convert some or all of the Series A Preferred Stock held by such holder (the "Change of Control Conversion Right") on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock (the "Common Stock Conversion Consideration"), which is equal to the lesser of:

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  the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the "Conversion Rate"); and

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                  (the Share Cap).

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a "Share Split") with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed                shares of common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters' over-allotment option to purchase additional shares of Series A Preferred Stock is exercised, not to exceed                shares of common stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the "Exchange Cap"). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustments to the Share Cap and is subject to increase in the event that additional shares of Series A Preferred Stock are issued in the future.

        In the case of a Change of Control pursuant to which shares of our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Form Consideration"), a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration," and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Conversion Consideration").

        If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the shares of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the shares of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

        We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. Instead, we will pay the cash value of such fractional shares. If more than one share of Series A Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of the common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

        Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

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  the events constituting the Change of Control;

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  the date of the Change of Control;

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  the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right;

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  the method and period for calculating the Common Stock Price;

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  the Change of Control Conversion Date;

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  that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Stock, holders will not be able to convert shares of Series A Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

  •
  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

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  the name and address of the paying agent and the conversion agent; and

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  the procedures that the holders of shares of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.

        We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of shares of Series A Preferred Stock.

        To exercise the Change of Control Conversion Right, the holders of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

  •
  the relevant Change of Control Conversion Date;

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  the number of shares of Series A Preferred Stock to be converted; and

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  that the Series A Preferred Stock is to be converted pursuant to the applicable provisions of the Series A Preferred Stock.

        The "Change of Control Conversion Date" is the date the Series A Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of shares of Series A Preferred Stock.

        The "Common Stock Price" will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

        Holders of shares of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

  •
  the number of withdrawn shares of Series A Preferred Stock;

  •
  if certificated Series A Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and

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  the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

        Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

        The shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date, in accordance with our optional redemption right or special optional redemption right. See "—Optional Redemption" and "—Special Optional Redemption" above.

        We will deliver the applicable Conversion Consideration no later than the third business day following the Change of Control Conversion Date.

        In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert such Series A Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, including the Articles Supplementary setting forth the terms of the Series A Preferred Stock, unless we provide an exemption from this limitation for such holder. See "—Restrictions on Ownership and Transfer" below.

        The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over our company. See "Risk Factors—Risks Related to This Offering—The Change of Control conversion feature may not adequately compensate you, and the Change of Control conversion and redemption features of the Series A Preferred Stock may discourage a party from taking over our company or make it more difficult for a party to take over our company."

        Except as provided above in connection with a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption

        The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time. We are not required to set aside funds to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into our common stock. The Series A Preferred Stock is not subject to any sinking fund.

Limited Voting Rights

        Holders of shares of the Series A Preferred Stock generally do not have any voting rights, except as set forth below.

        If dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive (which we refer to as a preferred dividend default), holders of shares of the Series A Preferred Stock (voting separately as a class together with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional directors to serve on our board of directors (which we refer to as preferred stock directors), until all unpaid dividends for past dividend periods with respect to the Series A Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid. In such a case, the number of directors serving on our board of directors will be increased by two. The preferred stock directors will be elected by a plurality of the votes cast in the election for a one-year term and each preferred stock director will serve until his successor is duly elected and qualifies or until the director's right to hold the office terminates, whichever occurs earlier. The election will take place at:

  •
  either a special meeting called upon the written request of holders of at least 10% of the outstanding shares of Series A Preferred Stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

  •
  each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on the Series A Preferred Stock and on any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid in full or declared and a sum sufficient for the payment thereof set aside for payment for all past dividend periods.

        If and when all accumulated dividends on the Series A Preferred Stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, holders of shares of Series A Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of such preferred stock directors so elected will terminate and the number of directors will be reduced accordingly.

        Any preferred stock director elected by holders of shares of Series A Preferred Stock and other holders of preferred stock upon which like voting rights have been conferred and are exercisable may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock and other parity preferred stock entitled to vote thereon when they have the voting rights described above (voting as a single class). So long as a preferred dividend default continues, any vacancy in the office of a preferred stock director may be filled by written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable). The preferred stock directors shall each be entitled to one vote on any matter before our board of directors.

        In addition, so long as any shares of Series A Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock together with each other class or series of preferred stock ranking on parity with Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (voting together as a single class):

  •
  authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to such Series A Preferred Stock with respect to payment of dividends, or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

  •
  amend, alter or repeal the provisions of our charter, including the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock, except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series A Preferred Stock remains outstanding with the terms of the Series A Preferred Stock materially unchanged or the holders of shares of Series A Preferred Stock receive stock of the successor with substantially identical rights, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an event described in the second bullet point immediately above or the $25.00 per share liquidation preference plus all accrued and unpaid dividends thereon pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock disproportionately relative to other classes or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a class, will also be required.

        Holders of shares of Series A Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of Series A Preferred Stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

        Holders of shares of Series A Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of Series A Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock, except as set forth above.

        In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series A Preferred Stock.

        In any matter in which Series A Preferred Stock may vote (as expressly provided in the Articles Supplementary setting forth the terms of the Series A Preferred Stock), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of Series A Preferred Stock will be entitled to one vote.

Restrictions on Ownership and Transfer

        In order for us to maintain our qualification as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Our charter contains restrictions on the ownership and transfer of shares of our capital stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. Our charter provides that, subject to certain exceptions, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, subject to limited exceptions, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our Series A Preferred Stock or more than 9.8% of the value of the aggregate outstanding shares of our capital stock. Our board of directors may, in its sole discretion, exempt a person from the ownership limits of the Series A Preferred Stock described above, and may establish a different limit on ownership for any such person. However, the board of directors may not exempt any person whose ownership of our outstanding stock in violation of these limits would result in our failing to qualify as a REIT. For a further description of restrictions on ownership and transfer of all series and classes of shares of our capital stock, see "Restrictions on Ownership and Transfer" in the accompanying prospectus.

Transfer Agent

        The transfer agent and registrar for the Series A Preferred Stock is American Stock Transfer & Trust Company, LLC.

Book-Entry Procedures

        The Series A Preferred Stock will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series A Preferred Stock. Owners of beneficial interests in the Series A Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series A Preferred Stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series A Preferred Stock under the global securities or the Articles Supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Uniformed Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        The Series A Preferred Stock, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:

  •
  DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

  •
  we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This summary supplements and should be read together with the general discussion of the tax considerations relating to our qualification as a REIT and the ownership and disposition of the notes described in the accompanying prospectus under the title "Material U.S. Federal Income Tax Considerations." To the extent any information set forth under the title "Material U.S. Federal Income Tax Considerations" in the accompanying prospectus is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the accompanying prospectus. This supplemental information is provided on the same basis and subject to the same qualifications as are set forth in the first three paragraphs under the title "Material U.S. Federal Income Tax Considerations" in the accompanying prospectus as if those paragraphs were set forth in this prospectus supplement.

        Although we do not expect our Series A Preferred Stock to be issued at a discount, holders of shares of Series A Preferred Stock should be aware that, in certain cases, taxpayers who hold preferred stock that is redeemable for an amount in excess of its issue price may be required to accrue that premium as a constructive distribution over the time, subject to an exception to the extent the redemption premium does not exceed a de minimis amount. In addition, the following summary does not address any U.S. federal income tax consequences to holders of our capital stock that could result if we issue any preferred stock at a price that exceeds its redemption price by more than a de minimis amount, which preferred stock could be considered "fast-pay stock" under Treasury Regulations promulgated under Section 7701(l) of the Code. Prospective stockholders should consult their tax advisors as to the application of these rules to their individual circumstances.

        The phrase "common stock" is replaced with the phrase "capital stock" in the following places:

  •
  In the first paragraph of the section entitled "Material U.S. Federal Income Tax Considerations, each of the three places it appears;

  •
  In the heading for the section previously entitled "Taxation of U.S. Stockholders Holding Common Stock";

  •
  In the first paragraph of the section previously entitled "Taxation of U.S. Stockholders Holding Common Stock", the only place it appears;

  •
  In the section previously entitled "Taxation of U.S. Stockholders Holding Common Stock—Sale or Disposition of Shares", the only place it appears;

  •
  In the heading for the section previously entitled "Taxation of Non-U.S. Stockholders Holding Common Stock";

  •
  In the first paragraph of the section previously entitled "Taxation of Non-U.S. Stockholders Holding Common Stock", the only place it appears;

  •
  In the second paragraph of the section previously entitled "Taxation of Non-U.S. Stockholders Holding Common Stock—Distributions" each of the four times it appears;

  •
  In the first paragraph of the section previously entitled "Taxation of Non-U.S. Stockholders Holding Common Stock—Dispositions", the first and third time it appears;

  •
  In the second paragraph of the section previously entitled "Taxation of Non-U.S. Stockholders Holding Common Stock—Dispositions", the first and second time it appears;

  •
  In the section entitled "Information Reporting Requirements and Backup Withholding Tax—Non-U.S. Stockholders", each of the three places it appears;

  •
  In the section entitled "FATCA Withholding and Reporting", each of the two places it appears;

  •
  In the section entitled "Additional Legislative or Other Actions Affecting REITs", the only place it appears;

        The following sentence is added to the end of the second paragraph of the section previously entitled "Taxation of U.S. Stockholders Holding Common Stock":

        For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

        The following is added to the end of the section previously entitled "Taxation of U.S. Stockholders Holding Common Stock":

        Redemption or Repurchase by Us.    A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under "Taxation of U.S. Stockholders Holding Common Stock") unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

  •
  is "substantially disproportionate" with respect to the U.S. stockholder;

  •
  results in a "complete redemption" of the U.S. stockholder's stock interest in us; or

  •
  is "not essentially equivalent to a dividend" with respect to the U.S. stockholder,

all within the meaning of Section 302(b) of the Code.

        In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

        If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. stockholder's adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder's remaining shares of our capital stock, if any. If a U.S. stockholder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.

        If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under "Taxation of U.S. Stockholders Holding Common Stock—Sale or Disposition of Shares".

        The following is added to the end of the section previously entitled "Taxation of U.S. Stockholders Holding Common Stock":

        Conversion of Series A Preferred Stock.    Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of such holder's Series A Preferred Stock into shares of our common stock or the Alternative Conversion Consideration—i.e., an amount of cash, securities or other property or assets that such holder would have received upon the Change of Control had such holder converted the holder's Series A Preferred Stock into shares of our common stock immediately prior to the effective time of the Change of Control (see "Description of the Series A Preferred Stock—Conversion Rights" in this prospectus supplement). Except as provided below, a U.S. stockholder generally will not recognize gain or loss upon the conversion of Series A Preferred Stock into shares of our common stock. A U.S. stockholder's tax basis and holding period in the shares of common stock received upon conversion generally will be the same as those of the converted Series A Preferred Stock (but the tax basis will be reduced by the portion of the adjusted tax basis allocated to any fractional share of common stock exchanged for cash).

        Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the holder has held the Series A Preferred Stock for more than one year. Any common stock received in exchange for accrued and unpaid dividends generally will be treated as a distribution by us, and subject to tax treatment as described in "—Taxation of U.S. Stockholders Holding Capital Stock."

        In addition, if a holder receives the Alternative Conversion Consideration (in lieu of shares of our common stock) in connection with the conversion of the stockholder's shares of Series A Preferred Stock, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. U.S. stockholders converting their shares of Series A Preferred Stock should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

        The fourth sentence of the fifth paragraph of the section previously entitled "Taxation of Non-U.S. Stockholders Holding Common Stock—Distributions" is replaced with the following:

        A non-U.S. stockholder thus would be taxed on such a distribution at the normal rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax and will be required to file a U.S. federal income tax return for the taxable year.

        The sixth paragraph in the section previously entitled "Taxation of Non-U.S. Stockholders Holding Common Stock—Distributions" is revised to read as follows:

        A non-U.S. stockholder that owns, actually or constructively, no more than 10% of any class of our capital stock at all times during the one-year period ending on the date of a distribution should not be subject to FIRPTA Withholding with respect to distributions with respect to such class of our capital stock that is attributable to gain from our sale or exchange of United States real property interests, provided that such class of our capital stock continues to be regularly traded on an established securities market located in the United States. In the case of any such distributions that was a capital gain dividend made to such non-U.S. stockholder, the distribution will be treated as an ordinary dividend subject to the general withholding rules discussed above, which generally impose a withholding tax equal to 30% of the gross amount of each dividend distribution (unless reduced by treaty).

        The last four sentences of the first paragraph in the section previously entitled "Taxation of Non-U.S. Stockholders Holding Common Stock—Dispositions" are revised to read as follows:

        Because our common stock is publicly traded and our Series A Preferred Stock may be publicly traded, we cannot assure you that we are or will be in the future a domestically controlled qualified investment entity. Alternatively, the gain from a sale of our capital stock by a non-U.S. stockholder will not be subject to tax under FIRPTA if (i) the applicable class of our capital stock is considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE, and (ii) the non-U.S. stockholder owned, actually and constructively, 10% or less of the applicable class of our capital stock at all times during the specified testing period ending on the date of the disposition. The testing period referred to in the previous sentence is the shorter of (x) the period during which the non-U.S. stockholder held the stock and (y) the five-year period ending on the date of the disposition. Since the completion of our initial public offering, we believe our common stock has been regularly traded on an established securities market and our Series A Preferred Stock may be publicly traded on an established securities market in the future.

        In the second paragraph of the section previously entitled "Taxation of Non-U.S. Stockholders Holding Common Stock—Dispositions", the phrase "other shares of our common stock" is replaced with the phrase "other shares of the applicable class(es) of our capital stock".

        The following is added to the end of the section previously entitled "Taxation of Non-U.S. Stockholders Holding Common Stock—Dispositions":

        A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See "—Taxation of U.S. Stockholders Holding Common Stock—Redemption or Repurchase by Us." If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described in this section.

        The following is added to the end of the section previously entitled "Taxation of Non-U.S. Stockholders Holding Common Stock—Dispositions":

        See "—Taxation of U.S. Stockholders Holding Common Stock"—Conversion of Series A Preferred Stock" above for a discussion of certain U.S. federal income tax consequences to a holder of Series A Preferred Stock upon a conversion of such holder's Series A Preferred Stock into shares of our common stock or the Alternative Conversion Consideration and any consideration received in respect of accrued and unpaid dividends or fractional shares. Whether or not a non-U.S. stockholder will recognize gain upon the conversion of Series A Preferred Stock into shares of our common stock will depend on whether the shares of Series A Preferred Stock, and the common stock into which they are converted, constitute United States real property interests in the hands of the non-U.S. stockholder. Any common stock received in exchange for accrued and unpaid dividends generally will be treated as a distribution by us, and subject to tax treatment as described in "Taxation of Non-U.S. Stockholders Holding Capital Stock—Distributions." Non-U.S. stockholders converting their shares of Series A Preferred Stock should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

UNDERWRITING (CONFLICTS OF INTEREST)

        Wells Fargo Securities, LLC ("Wells Fargo") is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Series A Preferred Stock set forth opposite the underwriter's name.

Underwriters	Number of Shares
Wells Fargo Securities, LLC
BofA Securities, Inc.
Citigroup Global Markets Inc.
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.
BMO Capital Markets Corp.
KeyBanc Capital Markets Inc.
PNC Capital Markets LLC
Regions Securities LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.

Total

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in the Series A Preferred Stock offering are subject to approval of legal matters by counsel and to other specified conditions, which include: the representations and warranties made by us to the underwriters are true; there is no material adverse effect on our prospects, earnings, business or properties; and we deliver customary documents to the underwriters. The underwriters are obligated to purchase all of the shares, other than those covered by the option to purchase additional shares described below, if they purchase any of the shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering may be terminated.

        The underwriters propose to offer some of the shares of the Series A Preferred Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the shares of the Series A Preferred Stock to dealers at the public offering price less a concession not to exceed $            per share. The underwriters may allow, and dealers may re-allow, a concession not to exceed $            per share on sales to other dealers. If all of the shares are not sold at the initial offering price, the underwriters may change the public offering price and the other selling terms.

        We have granted to the underwriters an option to purchase up to                additional shares of the Series A Preferred Stock within 30 days from the date of this prospectus supplement solely to cover over-allotments at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares of the Series A Preferred Stock approximately proportionate to that underwriter's initial purchase commitment.

        Prior to the Series A Preferred Stock offering, there has been no public market for the Series A Preferred Stock. We intend to submit an application to list the Series A Preferred Stock on the NYSE under the symbol "DRH Pr A". We will use our best efforts to have the listing application for the Series A Preferred Stock approved. If the application is approved, trading of the Series A Preferred Stock is expected to commence within 30 days after the initial delivery of the Series A Preferred Stock. The underwriters have advised us that they intend to make a market in the Series A Preferred Stock prior to commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making activities, if commenced, at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Preferred Stock.

        The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with the Series A Preferred Stock offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of Series A Preferred Stock.

Paid by us
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

        In connection with the offering, the underwriters may purchase and sell shares of Series A Preferred Stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional shares, and transactions that have the effect of stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

  •
  "Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriters' option to purchase additional shares.

  •
  "Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' option to purchase additional shares.

  •
  Covering transactions involve purchases of shares of Series A Preferred Stock either pursuant to the option to purchase additional shares or in the open market after the distribution has been completed in order to cover short positions.

  •
  To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  To close a covered position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

  •
  Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and transactions that have the effect of stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares of Series A Preferred Stock. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        For a period beginning on the date of this prospectus and through 30 days after the date of this prospectus, we have agreed that we will not, without the prior written consent of Wells Fargo, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Series A Preferred Stock or any other shares of our preferred stock or any securities convertible into or exercisable or exchangeable into shares thereof or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series A Preferred Stock or any other shares of the Company's preferred stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Series A Preferred Stock or such other securities, in cash or otherwise; provided, however, that clause (i) or (ii) above shall not apply to the shares of Series A Preferred Stock to be sold hereunder.

        We estimate that our expenses related to this offering will be approximately $500,000, excluding the underwriting discount.

        We and our operating partnership have agreed to indemnify the underwriters against liabilities under the Securities Act or contribute to payments that the underwriters may be required to make in that respect.

        We expect that delivery of the Series A Preferred Stock will be made against payment thereof on or about August    , 2020 which will be the            business day following the pricing of the Series A Preferred Stock (such settlement cycle being herein referred to as "T +         "). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series A Preferred Stock on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Series A Preferred Stock initially will settle T +             , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Preferred Stock who wish to trade the Series A Preferred Stock on the date of pricing of the Series A Preferred Stock or the next business day should consult their own advisor.

        In the ordinary course of their business, the underwriters or their respective affiliates have also in the past performed, and may continue to perform, investment banking, broker dealer, financial advisory or other services for us, for which they have received, or may receive, customary fees and commissions. In addition, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. Of the underwriters (or their affiliates) that have lending relationships with us, certain of them routinely hedge and others may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and/or their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series A Preferred Stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Series A Preferred Stock offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

        The underwriters or their affiliates are lead arrangers, bookrunners, lenders or administrative agents under our $400 million senior unsecured credit facility and would receive a pro rata portion of the net proceeds from the sale of any shares of Series A Preferred Stock sold by us to the underwriters to the extent that we use any such proceeds to reduce the outstanding balance under such facility.

        The underwriters or their affiliates are lead arrangers, bookrunners, lenders, administrative agents, syndication agents or documentation agents, as applicable, under our unsecured term loans.

        Wells Fargo, BofA Securities, Inc. and Deutsche Bank Securities Inc. are also sales agents under our equity distribution agreements, pursuant to which we may issue and sell shares of our common stock having an aggregate offering price of up to $200 million from time to time through them and the other sales agents named therein.

        In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means such as email.

LEGAL MATTERS

        The validity of the shares of Series A Preferred Stock, as well as certain legal matters relating to us, will be passed upon for us by Goodwin Procter LLP. Certain legal matters related to the offering will be passed upon for the underwriters by Vinson & Elkins L.L.P.

EXPERTS

        The consolidated financial statements and financial statements schedule of DiamondRock Hospitality Company as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference in the accompanying prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference in the accompanying prospectus, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" certain information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents (except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules and regulations):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 filed with the SEC on May 11, 2020 and August 10, 2020, respectively;

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2020 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019);

  •
  our Current Reports on Form 8-K filed with the SEC on March 18, 2020 (with respect to Items 2.03 and 8.01 only), May 11, 2020 (with respect to Item 5.07 only), June 8, 2020 and June 10, 2020 (with respect to Items 1.01 and 2.03 only); and

  •
  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (excluding any portions of such documents that are deemed "furnished" to the SEC pursuant to applicable rules and regulations).

        You may request a copy of any or all of the documents we are incorporating by reference into this prospectus supplement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents, at no cost by writing us at the following address, calling us at the telephone number listed below or contacting us via the Internet at the website listed below:

DiamondRock Hospitality Company
2 Bethesda Metro Center, Suite 1400
Bethesda, Maryland 20814
Attention: Investor Relations
(240) 744-1150
Internet Website: www.drhc.com

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Warrants

        We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus. This prospectus may also be used to offer shares of our common stock to be issued to limited partners of DiamondRock Hospitality Limited Partnership in exchange for common units of limited partnership interest ("OP Units") in DiamondRock Hospitality Limited Partnership or to cover the resale of securities by one or more selling security holders.

        This prospectus describes some of the general terms that apply to the securities. We will provide the specific terms of any securities we or any selling security holder may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

        We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see "Plan of Distribution" in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities. We will not receive any of the proceeds from the sale of securities by any selling security holder.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "DRH." On August 7, 2018, the closing price of our common stock on the NYSE was $11.80 per share.

        We impose certain restrictions on the ownership and transfer of our stock. You should read the information under the section entitled "Restrictions on Ownership and Transfer" in this prospectus for a description of these restrictions.

        Investing in our securities involves risks. See "Risk Factors" on page 3 as well as the risk factors contained in the applicable prospectus supplement and in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 8, 2018

        You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement or any applicable free writing prospectus. If anyone provides you with different or additional information, you should not rely on it. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        References in this prospectus to "we," "our," "us" and "our company" refer to DiamondRock Hospitality Company, including, as the context requires, DiamondRock Hospitality Limited Partnership, which we refer to as our operating partnership, as well as our other direct and indirect subsidiaries, including our existing taxable REIT subsidiaries.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. By using a shelf registration statement, we or any selling security holder to be named in a prospectus supplement may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in an accompanying prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we or any selling security holder to be named in a prospectus supplement may offer, you should review the full text of these documents. This prospectus provides you with a general description of the offered securities. Each time we sell or any selling security holder sells any of the offered securities we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the method and terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement, together with any additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

OUR COMPANY

General

        We are a lodging-focused Maryland corporation operating as a real estate investment trust, or REIT. As of the date of this prospectus, we own a portfolio of 30 premium hotels and resorts that contain 9,949 guest rooms, including the Frenchman's Reef & Morning Star Marriott Beach Resort, which is closed as a result of damage incurred from Hurricanes Irma and Maria in September 2017.

        As an owner, rather than an operator, of lodging properties, we receive all of the operating profits or losses generated by the hotels after the payment of fees due to hotel managers, which are calculated based on the revenues and profitability of each hotel.

        Our vision is to be a highly professional public lodging REIT that delivers long-term returns for our stockholders in excess of the long-term returns generated by our peers. Our goal is to deliver long-term stockholder returns through a combination of dividends and enduring capital appreciation. Our strategy is to utilize disciplined capital allocation, focus on high quality lodging properties in North American urban and resort markets with superior growth prospects and high barriers-to-entry, aggressively asset manage those hotels, and employ conservative amounts of leverage.

        Our primary business is to acquire, own, asset manage and renovate premium hotel properties in the United States. Our portfolio is concentrated in key gateway cities and destination resort locations. Each of our hotels is managed by a third party—either an independent operator or a brand operator, such as Marriott International, Inc.

        We critically evaluate each of our hotels to ensure that we own a portfolio of hotels that conforms to our vision, supports our mission and corresponds with our strategy. On a regular basis, we analyze our portfolio to identify opportunities to invest capital in certain projects or market non-core assets for sale in order to increase our portfolio quality. We are committed to a conservative capital structure with prudent leverage. We regularly assess the availability and affordability of capital in order to maximize stockholder value and minimize enterprise risk. In addition, we are committed to following sound corporate governance practices and to being open and transparent in our communications with our stockholders.

Our Structure

        We conduct our business through a traditional umbrella partnership REIT, or UPREIT, in which our hotel properties are owned by our operating partnership, limited partnerships, limited liability companies or other subsidiaries of our operating partnership. We believe we have been organized and have operated in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. We are the sole general partner of our operating partnership and currently own, either directly or indirectly, all of the limited partnership units of our operating partnership.

Our Principal Office

        Our corporate headquarters is located at 2 Bethesda Metro Center, Suite 1400, Bethesda, MD 20814. Our telephone number is (240) 744-1150. Our Internet address is http://www.drhc.com. The information found on or accessible through our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

        Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference." The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

FORWARD-LOOKING STATEMENTS

        This prospectus, including the information incorporated by reference into this prospectus, and any accompanying prospectus supplement, contain "forward-looking statements" within the meaning of Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated market conditions and demographics are forward-looking statements. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "will," "would," "will be," "will continue," "will likely result," "strive," "endeavor," "should," "approximately," "mission," or "goal" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, market statistics or intentions.

        Forward-looking statements are based on management's current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. You should not rely on forward-looking statements as predictions of future events, because they depend on assumptions, data or methods that may be incorrect or imprecise. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

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  negative changes in the economy, including, but not limited to, a reversal of current job growth trends, an increase in unemployment or a decrease in corporate earnings and investment;

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  increased competition in the lodging industry and from alternative lodging channels or third party internet intermediaries in the markets in which we own properties;

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  failure to effectively execute our long-term business strategy and successfully identify and complete acquisitions;

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  risks and uncertainties affecting hotel renovations and management (including, without limitation, construction delays, increased construction costs, disruption in hotel operations and the risks associated with our franchise agreements);

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  risks associated with the availability and terms of financing and the use of debt to fund acquisitions and renovations or refinance existing indebtedness, including the impact of higher interest rates on the cost and/or availability of financing;

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  risks associated with the lodging industry overall, including, without limitation, an increase in alternative lodging channels, decreases in the frequency of business travel and increases in operating costs;

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  risks associated with natural disasters;

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  estimated costs and duration of renovation or restoration projects and estimated insurance recoveries;

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  costs of compliance with government regulations, including, without limitation, the Americans with Disabilities Act;

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  potential liability for uninsured losses and environmental contamination;

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  risks associated with security breaches through cyber-attacks or otherwise, as well as other significant disruptions of our information technologies and systems, which support our operations and our hotel managers;

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  risks associated with our potential failure to continue to qualify as a REIT under the Code;

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  possible adverse changes in tax, real estate, zoning or environmental laws;

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  risks associated with our dependence on key personnel whose continued service is not guaranteed;

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  general volatility of the capital markets and the market price of our common stock; and

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  the factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, including those set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. You should carefully consider this risk when you make an investment decision concerning our securities. Except as required by applicable law, we undertake no obligation to update or revise publicly any forward-looking statements or the "Risk Factors," whether as a result of new information, data or methods, future events or otherwise.

USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include acquisitions of additional properties as suitable opportunities arise, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes. Pending application of cash proceeds, we anticipate that we expect to invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to continue to qualify as a REIT for U.S. federal income tax purposes. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

        We will not receive any of the proceeds of the sale by any selling security holder of the securities covered by this prospectus.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth the ratio of earnings to combined fixed charges and preferred dividends for the periods indicated below.

	For the Period from January 1, 2018 to June 30, 2018	Year Ended December 31,
		2017	2016	2015	2014	2013
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.51	3.53	3.86	2.73	3.68	1.34
Deficiency of Earnings to Fixed Charges and Preferred Stock Dividends	—	—	—	—	—	—

        The ratio of earnings to combined fixed charges and preferred dividends was computed by dividing earnings by combined fixed charges and preferred dividends. For purposes of computing the ratio of earnings to combined fixed charges and preferred dividends, earnings have been calculated by adding fixed charges to income (loss) before income taxes, plus amortization of capitalized interest, minus interest capitalized. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of financing costs. Combined fixed charges and preferred dividends consist of fixed charges and preferred dividends paid or accrued for each respective period. However, we have never issued any preferred stock, and therefore we had no preferred dividends during any such period.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of our shares of common stock, shares of preferred stock, depositary shares and warrants that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

        The following summary of the terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which have been previously filed with the SEC. See "Where You Can Find More Information."

General

        Our charter provides that we may issue up to 400,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. A majority of our board of directors may, without any action by the stockholders, amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations. As of August 7, 2018, there were 207,840,943 shares of common stock outstanding and no shares of preferred stock outstanding.

Power to Reclassify Shares of Our Stock

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to the issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock and the terms of any outstanding class or series of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or that stockholders may believe is in their best interests.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock

        We believe that the power of our board of directors to increase the number of authorized shares of stock, issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Shares of additional classes or series of stock, as well as of common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership of Our Capital Stock

        To assist us in complying with certain U.S. federal requirements applicable to REITs, among other purposes, we have adopted certain restrictions related to the ownership and transfer of our stock. See "Restrictions on Ownership and Transfer." These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares of our stock or otherwise be in the best interest of our stockholders.

DESCRIPTION OF COMMON STOCK

        The shares of our common stock currently outstanding are listed for trading on the NYSE. We intend to apply to the NYSE to list the additional shares of common stock to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be so listed.

        The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion or exchange of our preferred stock or upon the exercise of warrants to purchase our common stock. The statements below describing our common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws and the Maryland General Corporation Law, or MGCL.

        Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will generally not be able to elect any directors. In contested elections, a plurality of all votes cast at a meeting at which a quorum is present is sufficient to elect a director. In uncontested elections, director nominees are elected by the vote of a majority of the votes cast with respect to the nominee, which means that the number of votes cast for a nominee must exceed the number of votes cast against the nominee. In addition, if an incumbent director is not elected pursuant to the majority voting standard in an uncontested election, the director must tender his or her resignation to our board of directors for consideration. The nominating and corporate governance committee of our board of directors will then recommend to our full board of directors (excluding the director who has tendered such resignation) whether to accept or reject the resignation, and our board of directors will act on the resignation and disclose its decision and reasoning within 90 days from the date of certification of the election results. The board of directors is required to accept the resignation of an incumbent director who is not elected pursuant to the majority voting standard in an uncontested election at each of two consecutive annual meetings of stockholders.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights, which means they do not have the right to acquire any additional securities that we may issue at a subsequent date. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock and to the power of our board of directors to create common stock with differing voting rights, shares of our common stock will have equal dividend, liquidation and other rights. Holders of shares of our common stock listed on a national securities exchange or any automated quotation system on which our securities may be listed or traded will not have appraisal rights.

        Our charter authorizes our board of directors to reclassify any unissued shares of common stock into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Restrictions on Ownership and Transfer

        To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, we have adopted certain restrictions relating to the ownership and transfer of our common stock. See "Restrictions on Ownership and Transfer."

Stock Exchange Listing

        Our shares of common stock are listed on the NYSE under the symbol "DRH."

Transfer Agent and Registrar

        The transfer agent and registrar of our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

        The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describe the terms of the related class or series of preferred stock and our bylaws, copies of which have been previously filed with the SEC. See "Where You Can Find More Information."

        Our board of directors may authorize the issuance of up to 10,000,000 shares of preferred stock from time to time, in one or more classes or series. Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock into other classes or series of stock. Prior to the issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests. In addition, our board of directors may afford the holders of any class or series of preferred stock, powers and rights, voting or otherwise, senior to the rights of holders of shares of our common stock.

        The prospectus supplement relating to the class or series of preferred stock being offered thereby will describe the specific terms of such securities, including:

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  the designation and par value of our preferred stock;

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  the number of shares of our preferred stock offered, the liquidation preference per share and the offering price of our preferred stock;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to our preferred stock;

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  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on our preferred stock shall accumulate;

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  the provisions for a sinking fund, if any, for our preferred stock;

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  the provisions for redemption, if applicable, of our preferred stock;

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  preemptive rights, if any;

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  the terms and conditions, if applicable, upon which our preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

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  any voting rights of our preferred stock;

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  the relative ranking and preferences of our preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

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  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

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  in addition to those limitations described below, any other limitations on actual and constructive ownership and restrictions on transfer;

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  any listing of the shares our preferred stock on any securities exchange; and

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  any other specific terms, preferences, rights, limitations or restrictions of our preferred stock.

        Additionally, the prospectus supplement relating to the class or series of preferred stock being offered thereby will describe any listing of such preferred stock on any securities exchange and will provide a discussion of any material U.S. federal income tax considerations applicable to such preferred stock.

Rank

        Unless otherwise specified in the prospectus supplement relating to a particular class or series of preferred stock, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

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  senior to all classes or series of our common stock, and to all equity securities ranking junior to such preferred stock;

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  on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred stock; and

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  junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock.

Voting Rights

        Holders of our preferred stock generally will not have any voting rights, except as otherwise indicated in the applicable prospectus supplement and articles supplementary.

Conversion Rights

        The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement and articles supplementary relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

Restrictions on Ownership and Transfer

        To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, we have adopted certain restrictions relating to the ownership and transfer of our stock. The applicable prospectus supplement will specify any additional ownership limitations relating to such class or series of preferred stock.

Transfer Agent and Registrar

        The registrar and transfer agent for a particular series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

        This section outlines some of the provisions of the deposit agreement, the depositary shares and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

        We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement (each, a "deposit agreement") among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to a preferred stock depositary, we will cause such preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Deposit Agreement

        The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to the those shares of preferred stock. The depositary will have its principal office in the United States and meet certain capital requirements. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

        Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

        In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

        No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock which has been converted into or exchanged for other securities before the record date for such distribution.

Withdrawal of Stock

        Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter applicable to owners of our capital stock. See "Restrictions on Ownership and Transfer."

        From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred stock depositary.

Liquidation Preference

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Voting Rights

        Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder's depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Conversion Rights

        The depositary shares, as such, are not convertible into our common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of our preferred stock or other shares of stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of a majority of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the preferred stock depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of the holders of each series of preferred stock affected by such termination consent to such termination, whereupon the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred stock depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Stock Depositary

        We will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meet certain capital requirements.

Restrictions on Ownership

        In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

Miscellaneous

        The preferred stock depositary will forward to holders of depositary receipts any reports and communications that we send to the preferred stock depositary with respect to the related preferred stock.

        Neither the preferred stock depositary nor our company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of our company and the preferred stock depositary under the deposit agreement will be limited to performing their duties thereunder in good faith, and our company and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our common stock, preferred stock or depositary shares representing preferred stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement (each, a "warrant agreement") to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following information, where applicable, regarding the warrants in respect of which this prospectus is being delivered:

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  the title and issuer of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currencies in which the price or prices of such warrants may be payable;

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  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

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  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the minimum or maximum amount of such warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  any anti-dilution protections;

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  a discussion of material U.S. federal income tax considerations; and

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  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

        The following summary with respect to restrictions on ownership and transfer of our capital stock sets forth certain general terms and provisions of our charter to which any prospectus supplement may relate. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, including any articles supplementary relating to any issuance of preferred stock pursuant to this prospectus. A copy of our charter is filed with the SEC. Any amendment or supplement to our charter relating to an issuance of securities pursuant to this prospectus shall be filed with the SEC and shall be incorporated by reference as an exhibit to the applicable prospectus supplement. See "Where You Can Find More Information."

        In order for us to qualify for and maintain our status as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year.

        In order for us to qualify as a REIT under the Code, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may beneficially own. Our charter provides that, subject to some exceptions, no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate outstanding shares of our common stock or more than 9.8% of the value of the aggregate outstanding shares of our capital stock (the "Ownership Limit"), except that certain "look through entities," such as mutual funds, may beneficially own up to 15% (in value or in number of shares, whichever is more restrictive) of the aggregate outstanding shares of our common stock or up to 15% of the value of the aggregate outstanding shares of our capital stock (the "Look-Through Ownership Limit"). Our board of directors has waived this ownership limitation for certain investors in the past. Our bylaws provide that our board of directors will exempt any person from the Ownership Limit and the Look-Through Ownership Limit, provided that:

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  such person shall not beneficially own shares of capital stock that would cause an "individual" (within the meaning of Section 542(a)(2) of the Code, but not including a "qualified trust" (as defined in Code Section 856(h)(3)(E)) subject to the look-through rule of Code Section 856(h)(3)(A)(i)) to beneficially own (i) shares of capital stock in excess of 9.8% in value of the aggregate of the outstanding shares of our stock or (ii) in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock;

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  the board of directors obtains such representations, undertakings and agreements from such person as are reasonably necessary to ascertain that such person's ownership of such shares of capital stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code; and

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  such person agrees that any violation or attempted violation of any such representations or undertakings (or any action which is contrary to the foregoing restrictions) will result in the automatic transfer of the shares of stock causing such violation to the Trust (as defined below).

        Any amendment, alteration or repeal of this provision of our bylaws shall be valid only if approved by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally in the election of directors. The board of directors may require a ruling from the Internal Revenue Service, or the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

        Our charter also prohibits any person from (a) owning shares of our capital stock if such ownership would result in our being "closely held" within the meaning of Section 856(h) of the Code, (b) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons, (c) owning shares of our capital stock if such ownership would cause any of our income that would otherwise qualify as rents from real property to fail to qualify as such, including as a result of any of our hotel management companies failing to qualify as "eligible independent contractors" under the REIT rules and (d) owning shares of our capital stock if such ownership would result in our failing to qualify as a REIT for U.S. federal income tax purposes. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of these restrictions on transferability and ownership will be required to give notice immediately to us (or, in the case of a proposed or attempted transaction, at least 15 days prior notice) and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

        Prior to granting a waiver or exemption from the Ownership Limit or the Look-Through Ownership Limit, the foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in the best interests of the company to attempt to qualify, or continue to qualify, as a REIT.

        If any transfer of shares of our capital stock or other event occurs which, if effective, would result in any person beneficially or constructively owning shares of our capital stock in excess or in violation of the above transfer and ownership limitations (a "Prohibited Owner"), then that number of shares of our capital stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust (the "Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the Prohibited Owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in our charter) prior to the date of such violative transfer. Shares of stock held in the Trust shall be issued and outstanding shares of our capital stock. The Prohibited Owner shall not benefit economically from ownership of any shares of stock held in the Trust, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust (the "Trustee") shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of stock held in the Trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by us that such shares have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.

        Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the Trust, the Trustee shall sell the shares of stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in the charter) of such shares on the day of the event causing the shares to be held in the Trust and (ii) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to the discovery by us that shares of stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the Trustee upon demand.

        In addition, shares of our capital stock held in the Trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the Trustee has sold the shares of stock held in the Trust. Upon such a sale to us, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

        In addition, until the completion of our initial public offering, at which time our common stock became "publicly-offered securities" for purposes of certain regulations promulgated under ERISA by the U.S. Department of Labor, or the Plan Assets Regulation, our charter limited equity participation by "benefit plan investors" to less than 25% in the aggregate so that such participation in any class of our equity securities by such "benefit plan investors" would not be deemed "significant." For such purposes, the terms "benefit plan investors" and "significant" are determined by reference to the Plan Assets Regulation. We believe that, under the Plan Assets Regulation, our common stock should be considered "publicly-offered securities" after our initial public offering and therefore this 25% limitation is no longer applicable to our common stock. However, "benefit plan investors" are prohibited from owning any class of our capital stock that does not qualify as "publicly-offered securities."

        All certificates representing shares of common stock and preferred stock, if any, will bear a legend referring to the restrictions described above.

        Each stockholder shall provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limits could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interests of our stockholders.

DESCRIPTION OF CERTAIN MATERIAL PROVISIONS
OF MARYLAND LAW, OUR CHARTER AND OUR BYLAWS

        The following is a summary of certain provisions of our charter and bylaws and Maryland law, does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which have been previously filed with the SEC. See "Where You Can Find More Information."

Number, Election and Removal of Directors

        Our bylaws provide that the number of directors may be set only by our board of directors, but may never be less than the minimum number required by the MGCL nor more than 15. Our bylaws provide that, in a contested election, a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. In an uncontested election, a majority of all votes cast at a meeting of stockholders duly called and at which a quorum is present is required to elect a director. If an incumbent director fails to be re-elected by a majority of all votes cast in an uncontested election, that director is required under our bylaws to tender his or her resignation to our board of directors for consideration. Additionally, pursuant to our Guidelines on Significant Governance Issues, the board of directors is required to accept the resignation of an incumbent director who is not elected pursuant to the majority voting standard in an uncontested election at each of two consecutive annual meetings of stockholders.

        We have elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the board of directors. Accordingly, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

        Our charter provides that a director may be removed with or without cause by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Charter Amendments and Extraordinary Corporate Actions

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter generally provides that, if such amendment or action is declared advisable by the board of directors and approved by at least 75% of the continuing directors (as defined in the charter), such amendment or action may be approved by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. If such amendment or action is declared advisable by the board of directors, but does not receive the continuing director approval referred to above, such amendment or action must be approved by stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

Amendment of Bylaws

        Our bylaws provide that, with the exception of provisions in our bylaws relating to the business combination and control share provisions of the MGCL and the waiver of the ownership limitations set forth in our charter, which provisions may not be amended without the approval of the stockholders entitled to cast a majority of the votes entitled to be cast on the matter, our bylaws may be altered, amended or repealed or new bylaws may be adopted by either our board of directors or the affirmative vote of a majority of all votes entitled to be cast by the stockholders of the issued and outstanding shares of our common stock.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which such Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the Interested Stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. A person is not an Interested Stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an Interested Stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board.

        Our board of directors has adopted a resolution opting out of the business combination provisions of the MGCL. This resolution provides that any alteration or repeal of the resolution by the board of directors shall be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors and the affirmative vote of a majority of continuing directors. Our bylaws provide that any such alteration or repeal of the resolution will be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors and the affirmative vote of a majority of continuing directors. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        The MGCL provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our capital stock. Our bylaws provide that any amendment, alteration or repeal of this provision shall be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors and the affirmative vote of a majority of continuing directors. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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  a classified board of directors,

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  a two-thirds vote requirement for removing a director,

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  a requirement that the number of directors be fixed only by vote of the directors,

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  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

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  a majority requirement for the calling of a special meeting of stockholders.

        Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from the board and (b) vest in the board the exclusive power to fix the number of directorships. Additionally, our charter provides, under Section 3-804(c) of the MGCL, that, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred. Our charter prohibits us from electing to be subject to the provision of Subtitle 8 regarding a classified board of directors. This prohibition may not be repealed unless the repeal of this prohibition is first approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that (a) with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws and (b) with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to the board of directors may be made only (i) by the board of directors or (ii) provided that the board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

Proxy Access Rights

        Our bylaws permit a stockholder or group of no more than 20 stockholders meeting specified eligibility requirements to include director nominees in the our proxy materials for annual meetings of our stockholders. In order to be eligible to utilize these proxy access provisions, a stockholder, or group of stockholders, must, among other requirements, have owned shares of common stock equal to at least 3% of the aggregate of the issued and outstanding shares of our common stock continuously for at least the prior three years. Additionally, all director nominees submitted through these provisions must be independent and meet specified additional criteria. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed the greater of two or 20% of the number of directors then in office. In general, we must receive written notice of a nomination pursuant to these provisions no earlier than 150 days and no later than 120 days prior to the first anniversary of the date that we first mailed our proxy statement for the previous year's annual meeting of stockholders, in order for the notice to be timely. The notice must contain certain information specified in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

        If the applicable board resolution is repealed, the business combination provisions and, if the applicable provision in the bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the charter relating to removal of directors and the advance notice provisions of the bylaws, among others, could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following summary outlines certain U.S. federal income tax considerations relating to our election to be subject to taxation as a REIT and to an investment in our common stock, including the U.S. federal income tax consequences under current law that are likely to be material to a purchaser of our common stock who is a "U.S. stockholder" (as hereinafter defined) and who will hold its shares as a capital asset. This summary does not contain a complete discussion of the U.S. federal tax aspects of the investment that may be important to you. Moreover, except to the limited extent discussed below, it does not address any foreign, state or local tax consequences of our election to be subject to taxation as a REIT or of an investment in our common stock. The provisions of the Code concerning the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex; the following discussion sets forth only certain aspects of those provisions. This summary is intended to provide you with general information only and is not intended as a substitute for careful tax planning.

        This summary is based on provisions of the Code, applicable final and temporary Treasury Regulations, judicial decisions, and administrative rulings and practice, all in effect as of the date of this prospectus, and should not be construed as legal or tax advice. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained in this summary. In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release. We do not expect to seek a ruling from the IRS regarding any of the U.S. federal income tax issues discussed in this prospectus, and no assurance can be given that the IRS will not challenge any of the positions we take and that such a challenge will not succeed. Prospective purchasers of our securities are urged to consult their own tax advisors prior to any investment in our securities concerning the potential U.S. federal, state, local, and foreign tax consequences of the investment with specific reference to their own tax situations. Prospective purchasers also are urged to refer to the applicable prospectus supplement for any amendments or changes to this summary.

        Except as otherwise noted, references in this discussion of "Material U.S. Federal Income Tax Considerations" to "we," "our," "us" and "our company" refer to DiamondRock Hospitality Company and not our taxable REIT subsidiaries, or TRSs.

Taxation of Our Company

        We have elected to be taxed as a REIT starting with the calendar year ended December 31, 2005 and for subsequent taxable years. Beginning January 1, 2005, we believe we have qualified as a REIT, and except as otherwise noted, the following discussion assumes that we have qualified as a REIT since January 1, 2005.

        In connection with this filing, we will receive an opinion of Goodwin Procter LLP to the effect that, commencing with our taxable year ended December 31, 2005, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and our current and proposed ownership and operations will allow us to satisfy the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years. The opinion of Goodwin Procter LLP will be based on various assumptions and on our representations to Goodwin Procter LLP concerning our current and continuing organization, our prior, current and proposed ownership and operations, our stockholders' current and future relationships with our hotel management companies, and other matters relating to our ability to qualify as a REIT. The opinion will be expressly conditioned upon the accuracy of such assumptions and representations, which Goodwin Procter LLP has not verified and will not verify. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership and the absence of prohibited relationships with our hotel management companies, the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Goodwin Procter LLP. See "—Qualification as a REIT" below. Accordingly, no assurance can be given that we have satisfied or will in fact satisfy the requirements for qualification and taxation as a REIT. The opinion of Goodwin Procter LLP will be based upon the law in effect as of the date of the opinion (or, with respect to past years, the law in effect for such years), which is subject to change either prospectively or retroactively. Opinions of counsel impose no obligation on counsel to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Changes in applicable law could modify the conclusions expressed in the opinion. Moreover, unlike a ruling from the IRS, an opinion of Goodwin Procter LLP is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge our qualification as a REIT.

        If we qualify as a REIT, we generally will be allowed to deduct dividends paid to our stockholders, and, as a result, we generally will not be subject to U.S. federal income tax on that portion of our ordinary income or net capital gain that we currently distribute to our stockholders. We expect to make distributions to our stockholders on a regular basis as necessary to avoid U.S. material federal income tax and to comply with the REIT requirements. See "—Qualification as a REIT—Annual Distribution Requirements" below.

        Notwithstanding the foregoing, even if we qualify for taxation as a REIT, we nonetheless may be subject to U.S. federal income tax in certain circumstances, including the following:

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  We will be required to pay U.S. federal income tax on our undistributed REIT taxable income, including net capital gain;

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  We may be subject to tax at the highest U.S. federal corporate income tax rate on certain income from "foreclosure property" (generally, property acquired by reason of default on a lease or indebtedness held by us);

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  We will be subject to a 100% U.S. federal income tax on net income from "prohibited transactions" (generally, certain sales or other dispositions of property, sometimes referred to as "dealer property," held primarily for sale to customers in the ordinary course of business, other than foreclosure property) unless the gain is realized in a TRS or such property has been held by us for at least two years and certain other requirements are satisfied;

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  If we fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below), but nonetheless maintain our qualification as a REIT pursuant to certain relief provisions, we will be subject to a 100% U.S. federal income tax on the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which we fail the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability;

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  If we fail to satisfy any of the asset tests, other than the 5% or the 10% asset tests that qualify under a De Minimis Exception, and the failure qualifies under the General Exception, both as described below under "—Qualification as a REIT—Asset Tests," then we will have to pay an excise tax equal to the greater of (i) $50,000 and (ii) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal corporate income tax rate;

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  If we fail to satisfy any REIT requirements other than the gross income test or asset test requirements, described below under "—Qualification as a REIT—Income Tests" and "—Qualification as a REIT—Asset Tests," respectively, and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure;

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  We will be subject to a 4% excise tax on certain undistributed amounts if certain distribution requirements are not satisfied;

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's shareholders, as described below in "—Recordkeeping Requirements;"

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  If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation's tax basis in the asset, we may be subject to tax at the highest U.S. federal corporate income tax rate on the appreciation inherent in such asset as of the date of acquisition by us;

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  We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest, and redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our TRSs. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations; and

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  Income earned by our TRS lessees, Bloodstone TRS, Inc. and other domestic TRSs will be subject to regular U.S. federal corporate income tax.

        No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Qualification as a REIT

In General

        The REIT provisions of the Code apply to a domestic corporation, trust, or association (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that properly elects to be taxed as a REIT and does not revoke such election, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for U.S. federal income tax purposes, and (vi) that meets the additional requirements discussed below. The discussion below summarizes current law except where expressly noted otherwise. We do not believe any differences between the current requirements for qualification as a REIT and the requirements in effect for any prior year have prevented us from qualifying as a REIT for any period.

Ownership Tests

        Commencing with our second REIT taxable year, which was the calendar year ended December 31, 2006, (i) the beneficial ownership of our stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of our taxable years and (ii) during the last half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by or for five or fewer individuals (the "5/50 Test"). Stock ownership for purposes of the 5/50 Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term "individual" for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A "qualified trust" described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual; rather, shares held by it are generally treated as owned proportionately by its beneficiaries.

        We believe that we have satisfied and will continue to satisfy the above ownership requirements. In addition, our charter restricts ownership and transfers of our stock that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. We will be deemed to have satisfied the 5/50 Test for a particular taxable year if we have complied with all the requirements for ascertaining the ownership of our outstanding stock in that taxable year and have no reason to know that we have violated the 5/50 Test.

Income Tests

        In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements:

          1)    First, at least 75% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property or from certain types of temporary investments (or any combination thereof). Qualifying income for purposes of this 75% gross income test generally includes: (a) rents from real property, (b) interest on obligations secured by mortgages on real property or on interests in real property, (c) dividends or other distributions on, and gain from the sale of, shares in other REITs, (d) gain from the sale of real estate assets (but not including certain debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests on real property and gain from prohibited transactions), (e) income and gain derived from foreclosure property, and (f) income from certain types of temporary investments; and

          2)    Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived from the real property investments described above and from other types of dividends and interest, gain from the sale or disposition of stock or securities that are not dealer property, or any combination of the above.

        For purposes of the 75% and the 95% gross income tests, we are treated as receiving our proportionate share of our operating partnership's gross income.

        If we fail to satisfy one or both of the 75% or the 95% gross income tests, we may nevertheless qualify as a REIT for a particular year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect and we file a schedule describing each item of our gross income for such year(s) in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in "—Taxation of Our Company," even if these relief provisions were to apply, we would be subject to U.S. federal corporate income tax to the extent we fail to meet the 75% or 95% gross income tests.

        Foreclosure property.    Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate income tax rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

        Hedging transactions.    We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests, provided that the hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets, (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any property which generates such income or gain), or (iii) to hedge against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or a sale of property that is being hedged against by the transaction described in clause (i) or (ii). To the extent we enter into other types of hedging transactions or do not make proper tax identifications, as applicable, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

        Qualified temporary investment income.    Income derived from certain types of temporary stock and debt investments made with the proceeds of certain stock and debt offerings (but not including proceeds received pursuant to a dividend reinvestment plan), not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following such an offering. After the one-year period following an offering, income from investments of the proceeds of such offering will be qualifying income for purposes of the 75% gross income test only if derived from one of the other qualifying sources enumerated above.

        Foreign Currency Gains.    In addition to the Frenchman's Reef & Morning Star Marriott Beach Resort, we may acquire other properties located outside of the United States in the future, through a TRS or otherwise. We do not have any foreign currency gains in connection with our investment in Frenchman's Reef & Morning Star Marriott Beach Resort. Foreign currency gains that are attributable to qualifying income or gain for purposes of the 75% gross income test, ownership of obligations secured by mortgages, or being the obligor under obligations secured by mortgages, along with certain other foreign currency gains, may not constitute gross income for purposes of one or both of the gross income tests, and therefore may be exempt from such tests, provided we do not deal in or engage in substantial and regular trading in securities, which we do not intend to do.

Hotels

        Operating revenues from our hotels are not qualifying income for purposes of either the 75% or the 95% gross income test. Accordingly, in order for us to generate qualifying income with respect to our hotel investments under the REIT rules, we must master-lease our hotels. Specifically, our operating partnership has formed a subsidiary, Bloodstone TRS, Inc., that has elected to be treated as our TRS and may, in the future, form other subsidiaries that elect to be treated as our TRSs.

Bloodstone TRS, Inc. has formed subsidiaries (each a "TRS lessee") that master-lease hotels from the operating partnership (or subsidiaries of the operating partnership). We expect to form additional TRS lessees (or similar lessees under TRSs other than Bloodstone TRS, Inc.) as we acquire additional properties. In certain instances we may own a hotel through a TRS. For example, we have elected to treat DiamondRock Frenchman's Owner, Inc., through which we hold the Frenchman's Reef & Morning Star Marriott Beach Resort, as a TRS and we may hold other non-U.S. investments through TRSs. One or more hotel management companies will manage the hotels leased to each TRS lessee or owned by a TRS. We also may lease a hotel to an unrelated lessee.

        In general, rent paid by a related party tenant, such as a TRS lessee, is not qualifying "rents from real property" for purposes of the REIT gross income tests, but rent paid by a TRS lessee to our operating partnership with respect to a lease of a "qualified lodging facility" from the operating partnership can be qualifying rents from real property under the REIT rules as long as such TRS lessee does not directly or indirectly operate or manage any hotel or provide rights to any brand name under which any hotel is operated. Instead, the hotel must be operated on behalf of the TRS lessee by a person who qualifies as an "eligible independent contractor," defined as an "independent contractor" who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified lodging facilities" for any person unrelated to us and the TRS lessee. See "—Investments in Taxable REIT Subsidiaries" below for a further discussion of the issue and a discussion of the definition of an "independent contractor" and the qualification of our hotel management companies as "eligible independent contractors." A "qualified lodging facility" is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, provided that wagering activities are not conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "qualified lodging facility" includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. We believe that our hotels are qualified lodging facilities. Rent paid by a TRS lessee that failed to qualify as rents from real property under the REIT rules would be non-qualifying income for purposes of the REIT gross income tests.

        Two other limitations may affect our ability to treat rent paid by a TRS lessee or other lessee as qualifying rents from real property under the REIT rules. If the rent attributable to personal property leased by the TRS lessee (or other lessee) in connection with a lease of real property is greater than 15% of the total rent under the lease (determined based on the fair market value as of the beginning and end of the taxable year), then the portion of the rent attributable to such personal property will not qualify as rents from real property. Also, an amount received or accrued will not qualify as rents from real property for purposes of either the 75% or the 95% gross income test if it is based in whole or in part on the income or profits derived by any person from such real property. However, an amount received or accrued will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. With respect to the limitation on rents attributable to personal property, our TRS lessees own all or substantially all of the furniture, fixtures and equipment at our domestic hotel properties and therefore do not pay us rent for such items. To comply with the prohibition on rent based on net income, the leases will provide that each TRS lessee is obligated to pay our operating partnership a minimum base rent together with a gross percentage rent, at rates intended to equal market rental rates.

        In addition, rent paid by a TRS lessee or other lessee that leases a hotel from our operating partnership will constitute rents from real property for purposes of the REIT gross income tests only if the lease is respected as a true lease for U.S. federal income tax purposes and is not treated as a service contract, joint venture, or some other type of arrangement. The determination of whether a lease is a true lease depends upon an analysis of all the surrounding facts and circumstances. We believe that the leases with our TRS lessees should be treated as true leases. However, there are no controlling Treasury Regulations, published administrative rulings, or judicial decisions involving leases with terms substantially similar to the leases between our operating partnership and the TRS lessees that discuss whether the leases constitute true leases for U.S. federal income tax purposes. Thus, there can be no assurance that the IRS will not assert a contrary position and that a court will not sustain such a challenge. If any leases between our operating partnership and a TRS lessee are re-characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payment that we receive from such TRS lessee would not be considered rent or would otherwise fail the various requirements for qualification as rents from real property.

        Finally, for rents received by or attributed to us to qualify as rents from real property, we generally must not furnish or render any services to tenants, other than through a TRS or an independent contractor from whom we derive no income, except that we and our operating partnership may directly provide services that are "usually or customarily rendered" in connection with the rental of properties for occupancy only, or are not otherwise considered rendered to the occupant "for his convenience." Neither we nor our operating partnership provides, or intends to provide, any services to our TRSs, TRS lessees or any other tenants that would prevent our rents from qualifying as rents from real property.

        We believe that, for purposes of both the 75% and the 95% gross income tests, our operating partnership's investments in hotels generally give rise to qualifying income in the form of rents from real property, and that gains on the sales of the hotels will also constitute qualifying income. However, no assurance can be given that either the rents or the gains will constitute qualifying income. In that case, we may not be able to satisfy either the 75% or the 95% gross income test and, as a result, could lose our REIT status.

        We hold the Frenchman's Reef & Morning Star Marriott Beach Resort through a Cayman Islands corporation that holds a U.S. Virgin Islands corporation that we have elected to be treated as our TRS. In the case of hotels owned, rather than leased, by a TRS, dividends paid by such TRS out of its earnings and gains from the sale of stock of such a TRS would not be qualifying income for purposes of the 75% gross income test, although such dividends and gains would be qualifying income for purposes of the 95% gross income test.

Asset Tests

        At the close of each quarter of each taxable year, we must also satisfy five tests relating to the nature of our assets. First, real estate assets, cash and cash items, and government securities must represent at least 75% of the value of our total assets. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, debt instruments issued by publicly offered REITs, and stock or debt instruments held for less than one year that are purchased with the proceeds from an offering of shares of our stock or certain long-term debt. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments that are not included in the 75% asset class and that are not securities of our TRSs, (i) the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets and (ii) we may not own more than 10% by vote or by value of any one issuer's outstanding securities. For purposes of the 10% value test, debt instruments issued by a partnership are not classified as "securities" to the extent of our interest as a partner in such partnership (based on our proportionate share of the partnership's equity interests and certain debt securities) or if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test. For purposes of the 10% value test, the term "securities" also does not include certain instruments, such as debt securities issued by another REIT, certain "straight debt" securities (for example, qualifying debt securities of a corporation of which we own no more than a de minimis amount of equity interest), loans to individuals or estates, and accrued obligations to pay rent. Fourth, securities of our TRSs cannot represent more than 20% of the value of our total assets. Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property. Although we believe that we have met these asset tests and we intend to continue to meet these asset tests, no assurance can be given that we have met them or that we will be able to do so. For purposes of these asset tests, we are treated as holding our proportionate share of our operating partnership's assets. We may hold one or more of our properties through subsidiaries of our operating partnership that are intended to qualify as REITs. However, if any such subsidiary failed to qualify as a REIT, such failure could adversely impact our ability to qualify as a REIT.

        We will monitor the status of our assets for purposes of the various asset tests and will endeavor to manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, other than our first calendar quarter as a REIT, we will not lose our REIT status if one of the following exceptions applies:

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  We satisfied the asset tests at the end of the preceding calendar quarter, and the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets; or

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  We eliminate any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        Moreover, if we fail to satisfy the asset tests at the end of a calendar quarter during a taxable year, we will not lose our REIT status if one of the following additional exceptions applies:

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  De Minimis Exception:  The failure is due to a violation of the 5% or 10% asset tests referenced above and is "de minimis" (meaning that the failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million), and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred; or

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  General Exception:  All of the following requirements are satisfied: (i) the failure is not due to a "de minimis" violation of the 5% or 10% asset tests (as defined above), (ii) the failure is due to reasonable cause and not willful neglect, (iii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, and (iv) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred. A REIT that utilizes this general relief provision must pay an excise tax equal to the greater of (a) $50,000 or (b) the product of the net income generated during a specified period by the asset that caused the failure and the highest U.S. federal corporate income tax rate.

Annual Distribution Requirements

        In order to qualify as a REIT, each taxable year we must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our "REIT taxable income" (determined without regard to the dividends paid deduction and by excluding any net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration.

        To the extent that we do not distribute all of our net capital gain and REIT taxable income, we will be subject to regular U.S. federal corporate income tax on these retained amounts. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT taxable income (subject to certain adjustments) for such year, (ii) 95% of our capital gain net income for such year, and (iii) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax.

        Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

        For taxable years beginning before January 1, 2015, in order for our distributions to have been counted as satisfying the annual distribution requirements for REITs, and to have provided us with a REIT-level tax deduction, the distributions must not have been "preferential dividends." A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents. Any non-publicly offered REIT in which we invest would be subject to the preferential dividend rule regardless of the date of the distribution.

        We may retain and pay income tax on net long-term capital gains we received during the tax year. To the extent we so elect, (i) each stockholder must include in its income (as long-term capital gains) its proportionate share of our undistributed long-term capital gains, (ii) each stockholder is deemed to have paid, and receives a credit for, its proportionate share of the tax paid by us on the undistributed long-term capital gains, and (iii) each stockholder's basis in its stock is increased by the included amount of the undistributed long-term capital gains less their share of the tax paid by us.

        To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. Our non-REIT earnings and profits include any earnings and profits we accumulated before the effective date of our REIT election, which was January 1, 2005. We distributed sufficient earnings and profits before December 31, 2005 to eliminate any non-REIT earnings and profits, which distributions were in addition to distributions we were required to make to satisfy the 90% distribution test (as discussed above) and avoid incurring tax on our undistributed income.

Failure to Qualify

        If we fail to qualify as a REIT and such failure is not an asset test or income test failure subject to the cure provisions described above, or the result of preferential dividends, we generally will be eligible for a relief provision if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure.

        If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we generally will be subject to regular U.S. federal corporate income tax on our taxable income. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to our stockholders will be taxable as dividend income. Subject to certain limitations in the Code, corporate stockholders may be eligible for the dividends received deduction, and individual, trust and estate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains, under the provisions of Section 1(h)(11) of the Code. However, non-corporate stockholders (including individuals) will not be able to deduct 20% of certain dividends they receive from us. Unless entitled to relief under specific statutory provisions, we also would be ineligible to elect to be taxed as a REIT again prior to the fifth taxable year following the first year in which we failed to qualify as a REIT under the Code.

        Our qualification as a REIT for U.S. federal income tax purposes will depend on our continuing to meet the various requirements summarized above governing the ownership of our outstanding shares, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. Although we intend to operate in a manner that will enable us to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for us.

Prohibited Transaction Tax

        Any gain realized by us on the sale of any property held (other than foreclosure property) as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership and taking into account any related foreign currency gains or losses, will be treated as income from a "prohibited transaction" that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all the facts and circumstances with respect to the particular transaction. However, the Code provides a "safe harbor" pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transaction income.

        We generally intend to hold properties for investment, but we have made and will make sales of properties consistent with our strategic objectives. We may make sales at a gain that do not satisfy the safe harbor requirements described above. There can be no assurance that the IRS will not contend that one or more of these sales are subject to the 100% penalty tax. The 100% tax will not apply to gains from the sale of property realized through a TRS, although such income will be subject to regular U.S. federal corporate income tax (if the TRS is a U.S. corporation).

Recordkeeping Requirements

        To avoid a monetary penalty, we must request on an annual basis information from certain of our shareholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Qualified REIT Subsidiaries and Disregarded Entities

        If we own a corporate subsidiary that is a "qualified REIT subsidiary" ("QRS"), or if we or our operating partnership own 100% of the membership interests in a domestic limited liability company or other domestic unincorporated entity that does not elect to be treated as a corporation for U.S. federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for U.S. federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the stock of which is owned by a REIT. A foreign entity that does not elect to be treated as a corporation for U.S. federal income tax purposes and that is 100% owned by a single member that does not have limited liability generally is disregarded as an entity separate from its owner for U.S. federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, deduction, and credit of its owner. If we own a QRS or a disregarded entity, neither will be subject to U.S. federal corporate income taxation, although such entities may be subject to state and local taxation in some states and foreign taxes if they do business or own property outside of the United States.

Taxation of the Operating Partnership

        Our operating partnership currently is a disregarded entity because we own 100% of the interests in it, directly or through other disregarded entities. If we admit other limited partners, our operating partnership will be treated as a partnership for tax purposes, as described below.

        Under the Code, a partnership generally is not subject to U.S. federal income tax, but is required to file a partnership tax information return each year. In general, the character of each partner's share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining the partner's income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner's basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale of such partner's interest in the partnership.

        While generally the rules described above mean that a partnership is not subject to U.S. federal income tax, new rules applicable to U.S. federal income tax audits of partnerships effective for taxable years beginning after December 31, 2017, may require the partnership to pay the hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit or in other tax proceedings, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level (often referred to as a "push-out election"), subject to a higher rate of interest than otherwise would apply. Proposed Treasury Regulations provide that when a push-out election affects a partner that is a REIT, such REIT may be able to use deficiency dividend procedures with respect to adjustments resulting from such election. It is possible that partnerships in which we directly and indirectly invest, including our operating partnership, may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit as a result of these law changes.

        If and when our operating partnership becomes taxable as a partnership, rather than a disregarded entity, we generally will be treated for U.S. federal income tax purposes as contributing our properties to the operating partnership at such time. If our properties are appreciated at such time, we could recognize a smaller share of tax depreciation, and a larger share of tax gain on sale, from such properties subsequent to that deemed contribution, as compared to our percentage interest in the operating partnership. This deemed contribution also could trigger tax gain in some circumstances, but we expect to structure the admission of outside partners in a manner that should avoid any such gain.

        As noted above, for purposes of the REIT income and asset tests, we are treated as receiving or holding our proportionate share of our operating partnership's income and assets, respectively. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT.

        We may use our operating partnership to acquire hotels in exchange for operating partnership units, in order to permit the sellers of such properties to defer recognition of their tax gain. In such a transaction, our initial tax basis in the hotels acquired generally will be less than the purchase price of the hotels. Although the rules of Section 704(c) of the Code would generally attempt to provide us as the non-contributing partner with the depreciation comparable to what we would receive if the subsidiary partnership purchased the appreciated assets for cash, absent certain elections, which would accelerate gain to the contributor, the depreciation would be limited to tax basis. Consequently, our depreciation deductions for such properties may be less, and our tax gain on a sale of such properties may be more, than the deductions or gain, respectively, that we would have if we acquired these properties in taxable transactions. In addition, we may issue equity compensation to employees in the form of interests in our operating partnership that provides for capital gain treatment to the employees but does not generate a corresponding deduction for our operating partnership.

        The discussion above assumes that our operating partnership will be treated as a "partnership" for U.S. federal income tax purposes once it is no longer treated as a disregarded entity. Generally, a domestic unincorporated entity with two or more partners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain "publicly traded partnerships" are treated as corporations for U.S. federal income tax purposes. Once our operating partnership is no longer a disregarded entity for U.S. federal income tax purposes, we intend to comply with one or more exceptions from treatment as a corporation under the publicly traded partnership rules. Failure to qualify for such an exception would prevent us from qualifying as a REIT.

        The above discussion regarding rules relating to partnerships will generally apply to any subsidiary partnership of our operating partnership.

Investments in Certain Debt Instruments

        We may, from time to time, opportunistically invest in non-performing or distressed debt secured by real estate assets with a view to subsequently taking control of the properties. If a mortgage loan is secured by both real property and personal property, then such mortgage shall be treated as a wholly qualifying real estate asset and all interest shall be treated as mortgage interest for purposes of the 75% gross income test, provided that the fair market value of such personal property does not exceed 15% of the total fair market value of all such property on the date that we committed to acquire or modify the loan, even if the real property collateral value is less than the outstanding balance of the loan. However, if a mortgage loan that is secured by both real property and personal property does not satisfy the 15% test articulated in the previous sentence, and/or with respect to taxable years beginning before January 1, 2016, then such mortgage may not be a qualifying real estate asset in its entirety for purposes of the 75% asset test and/or a portion of the interest income from such mortgage may not constitute qualifying mortgage interest for purposes of the 75% gross income test if the amount of the loan outstanding exceeds the fair market value of the real property collateral on the date that we committed to acquire or modify the loan.

        To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly.

        The application of the REIT provisions of the Code to mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property rather than by a direct mortgage of the real property, is not entirely clear. A safe harbor in IRS Revenue Procedure 2003-65 provides that if a mezzanine loan meets certain requirements then it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests and interest income derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. However, to the extent that mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in Revenue Procedure 2003-65, all or a portion of such mezzanine loans may not qualify as real estate assets and the interest income derived therefrom may not be qualifying income for purposes of the 75% gross income test, which could adversely affect our REIT qualification if we acquired such loans. As such, the REIT provisions of the Code may limit our ability to acquire mortgage, mezzanine or other loans that we might otherwise desire to acquire.

        Investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments and may cause portions of gain to be treated as ordinary income. For example, we may purchase debt instruments at a discount from face value. To the extent we purchase any instruments at a discount in connection with their original issuances, the discount will be "original issue discount" if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. To the extent debt instruments are purchased by us at a discount after their original issuances, the discount may represent "market discount." Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, if we sell a debt instrument with market discount, we will be required to treat gain up to an amount equal to the market discount that has accrued while we held the debt instrument as ordinary income. Additionally, any principal payments we receive in respect of our debt instruments must be treated as ordinary income to the extent of any accrued market discount. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument. We may acquire distressed debt instruments that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, such a modification may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because distressed debt instruments are often acquired at a substantial discount from face value, the difference between our amount realized and our tax basis in the old note could be significant, resulting in significant income without any corresponding receipt of cash. Similarly, if we acquire a distressed debt instrument and subsequently foreclose, we could have taxable income to the extent that the fair market value of the property we receive exceeds our tax basis in the debt instrument. Such a scenario could also result in significant taxable income without any receipt of cash. In the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

        Under H.R. 1, informally titled the Tax Cuts and Jobs Act, or TCJA, we generally will be required to take certain amounts in income for U.S. federal income tax purposes no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments earlier than would be the case under the general tax rules.

Investments in Taxable REIT Subsidiaries

        We and each subsidiary intended to qualify as a TRS have made (or will make, as applicable) a joint election for such subsidiary to be treated as our TRS. A TRS is a corporation subject to U.S. federal income tax, and state and local income tax where applicable, as a regular "C" corporation. A domestic TRS (or a foreign TRS with income from a U.S. business) pays federal, state, and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. Thus, for example, Bloodstone TRS, Inc. generally will pay U.S. corporate tax on key money and yield support when it is paid, notwithstanding the treatment of key money and yield support payments for accounting purposes. A TRS owning or leasing a hotel outside of the U.S., such as DiamondRock Frenchman's Owner, Inc., may pay foreign taxes. The taxes owed by our TRSs could be substantial. To the extent that our TRSs are required to pay federal, state, local, or foreign taxes, the cash available for distribution by us will be reduced accordingly.

        A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our qualification as a REIT. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income tax. For example, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a TRS that would be reduced through reapportionment under Section 482 of the Code in order to more clearly reflect the income of the TRS. In particular, this 100% tax would apply to our share of any rent paid by a TRS lessee that was determined to be in excess of a market rate rent.

        As discussed above in "—Qualification as a REIT—Hotels," Bloodstone TRS, Inc., through our TRS lessees, leases qualified lodging facilities from our operating partnership (or its affiliates) and a TRS may own hotels (such as DiamondRock Frenchman's Owner, Inc. that owns Frenchman's Reef & Morning Star Marriott Beach Resort). However, a TRS may not directly or indirectly operate or manage any hotel or provide rights to any brand name under which any hotel is operated. Specifically, rents paid by a TRS lessee can qualify as rents from real property only so long as the property is operated and managed on behalf of the TRS lessee by an "eligible independent contractor," which is a person (or entity) that satisfies the following requirements: (i) such person is, or is related to a person who is, actively engaged in the trade or business of operating qualified lodging facilities for any person unrelated to us or the TRS lessee; (ii) such person does not own, directly or indirectly, more than 35% of our stock; and (iii) not more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our stock. For purposes of determining whether these ownership limits are satisfied, actual ownership as well as constructive ownership under the rules of Section 318 of the Code (with certain modifications) is taken into account. For example, (a) interests owned by a partnership are also treated as owned proportionately by its partners, (b) interests held by a partner with a 25% or greater share of partnership capital interests or profits interests are also treated as owned by the partnership, (c) interests held by a 10% or greater stockholder are also treated as held by the corporation, and (d) interests held by a corporation are also treated as held by a 10% or greater stockholder (in the proportion that such stockholder's stock bears to all the stock of the corporation). However, if any class of our stock or the stock of a person attempting to qualify as an eligible independent contractor is regularly traded on an established securities market, only persons who own, directly or indirectly, more than 5% of such class of stock shall be taken into account as owning any of the stock of such class for purposes of applying the 35% limitation described in clause (iii) above. In addition, the IRS has ruled to the effect that an advisor or similar fiduciary to a REIT cannot also qualify as an eligible independent contractor with respect to the REIT.

        Each TRS lessee (and any other of our TRSs that owns an interest in our hotels) has hired (or will hire) a hotel management company that we believe qualifies as an eligible independent contractor to manage and operate the hotels leased by (or owned through) the TRS. We believe that each such hotel management company has qualified, and will continue to qualify, as an eligible independent contractor. In that regard, constructive ownership under Section 318 of the Code resulting, for example, from relationships between a hotel management company and our other stockholders could impact such hotel management company's ability to satisfy the applicable ownership limit. Because of the broad scope of the attribution rules of Section 318 of the Code, it is possible that not all prohibited relationships will be identified and avoided. The existence of such a relationship would disqualify such hotel management company as an eligible independent contractor, which would in turn disqualify us as a REIT. Our charter restricts ownership and transfer of our shares in a manner intended to facilitate continuous qualification of our hotel management companies as eligible independent contractors, but no assurances can be given that such transfer and ownership restrictions have ensured or will ensure that each of our hotel management companies, in fact, has been and will be eligible independent contractors. As noted above, Goodwin Procter LLP's opinion as to REIT qualification is based upon our representations and covenants as to the absence of such relationships. A hotel management company's failure to qualify as an eligible independent contractor may not give us the right to terminate our management agreement with such hotel management company.

Taxation of U.S. Stockholders Holding Common Stock

        The term "U.S. stockholder" means a beneficial owner that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation, created or organized in or under the laws of the United States, any of its states or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code. In addition, as used herein, the term U.S. stockholder does not include any entity that is subject to special treatment under the Code. The discussion below assumes that you will hold our common stock as a capital asset. We do not address the U.S. federal income tax consequences that may be relevant to stockholders subject to special treatment under the Code, including, without limitation, insurance companies, regulated investment companies, financial institutions, broker-dealers, tax-exempt or non-U.S. investors (except as specifically discussed below), foreign governments, stockholders that hold our stock as a hedge, part of a straddle, conversion transaction, or other arrangement involving more than one position, or through a partnership or other pass-through entity, or U.S. expatriates.

        Distributions by us, other than capital gain dividends, will constitute ordinary dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. In general, these dividends will be taxable as ordinary income and will not be eligible for the dividends-received deduction for corporate stockholders. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, individuals and other non-corporate taxpayers generally may deduct 20% of dividends received from us, other than capital gain dividends or dividends treated as qualified dividend income, subject to certain limitations. Our ordinary dividends generally will not qualify as "qualified dividend income" taxed as net capital gain for U.S. stockholders that are individuals, trusts, or estates. Nevertheless, dividends to U.S. stockholders that are individuals, trusts, or estates generally will constitute qualified dividend income taxed as net capital gains if the U.S. stockholder satisfies certain holding period requirements, we designate the dividends as qualified dividend income and the dividends are attributable to (i) qualified dividend income we receive from other corporations, such as Bloodstone TRS, Inc. and potentially certain other TRSs, during the taxable year, or (ii) our undistributed earnings or built-in gains taxed at the corporate level during the preceding taxable year. We do not anticipate distributing a significant amount of qualified dividend income.

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits (a "return of capital distribution"), the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a U.S. stockholder's shares. To the extent a return of capital distribution exceeds a U.S. stockholder's tax basis in its shares, the distribution will be taxable as capital gain realized from the sale of such shares.

        Dividends declared by us in October, November or December and payable to a stockholder of record on a specified date in any such month shall be treated both as paid by us and as received by the stockholder on December 31 of the year, provided that the dividend is actually paid by us during January of the following calendar year.

        We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax generally applicable to REITs if certain distribution requirements are not met. Moreover, any deficiency dividend will be treated as an ordinary or a capital gain dividend, as the case may be, regardless of our earnings and profits at the time the distribution is actually made. As a result, stockholders may be required to treat certain distributions as taxable dividends that would otherwise result in a tax-free return of capital.

Capital Gain Dividends

        Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its shares. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, U.S. stockholders may be required to treat a portion of any capital gain dividend as "unrecaptured Section 1250 gain," taxable at a maximum rate of 25%, if we incur such gain. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

        The REIT provisions do not require us to distribute our long-term capital gain, and we may elect to retain and pay income tax on our net long-term capital gains received during the taxable year. If we so elect for a taxable year, our stockholders would include in income as long-term capital gains their proportionate share of such portion of our undistributed long-term capital gains for the taxable year as we may designate. A U.S. stockholder would be deemed to have paid its share of the tax paid by us on such undistributed capital gains, which would be credited or refunded to the stockholder. The U.S. stockholder's basis in its shares would be increased by the amount of undistributed long-term capital gains (less the capital gains tax paid by us) included in the U.S. stockholder's long-term capital gains.

Passive Activity Loss and Investment Interest Limitations; No Pass Through of Losses

        Our distributions and gain from the disposition of our shares will not be treated as passive activity income and, therefore, U.S. stockholders will not be able to apply any "passive losses" against such income. With respect to non-corporate U.S. stockholders, our distributions (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our shares (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. stockholder elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. stockholders may not include on their own U.S. federal income tax returns any of our tax losses.

Sale or Disposition of Shares

        In general, any gain or loss realized upon a taxable disposition of shares of our common stock by a stockholder that is not a dealer in securities will be a long-term capital gain or loss if the shares have been held for more than one year and otherwise will be a short-term capital gain or loss. However, any loss upon a sale or exchange of the shares by a stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of our distributions or undistributed capital gains required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares are purchased within 30 days before or after the disposition.

Medicare Tax on Unearned Income

        A U.S. stockholder that is an individual is subject to a 3.8% tax on the lesser of (i) his or her "net investment income" for the relevant taxable year or (ii) the excess of his or her modified gross income for the taxable year over a certain threshold (currently between $125,000 and $250,000 depending on the individual's U.S. federal income tax filing status). A similar regime applies to certain estates and trusts. Net investment income generally would include dividends on our stock (without regard to the 20% deduction allowed by Section 199A of the Code) and gain from the sale of our stock.

Unrelated Business Taxable Income

In General

        In general, a tax-exempt organization is exempt from U.S. federal income tax on its income, except to the extent of its "unrelated business taxable income" or UBTI, which is defined by the Code as the gross income derived from any trade or business which is regularly carried on by a tax-exempt entity and unrelated to its exempt purposes, less any directly connected deductions and subject to certain modifications. For this purpose, the Code generally excludes from UBTI any gain or loss from the sale or other disposition of property (other than stock in trade or property held primarily for sale in the ordinary course of a trade or business), dividends, interest, rents from real property, and certain other items. However, a portion of any such gains, dividends, interest, rents, and other items generally is UBTI to the extent derived from debt-financed property not related to the tax-exempt entity's exempt purpose, based on the amount of "acquisition indebtedness" with respect to such debt-financed property. A U.S. tax-exempt stockholder that is subject to tax on its UBTI will be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

        Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder or gains from the disposition of our shares held as capital assets generally will not constitute UBTI unless the exempt organization's shares are debt-financed property (e.g., the stockholder has borrowed to acquire or carry its shares). This general rule may not apply, however, to distributions to certain pension trusts that are qualified trusts (as defined below) and that hold more than 10% (by value) of our shares. For these purposes, a qualified trust is defined as any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. If we are treated as a "pension-held REIT," such qualified trusts will be required to treat a percentage of their dividends received from us as UBTI if we incur UBTI. We will be treated as a pension-held REIT if (i) we would fail the 5/50 Test (as discussed above in "—Qualification as a REIT—Ownership Tests,") if qualified trusts were treated as "individuals" for purposes of the 5/50 Test and (ii) we are "predominantly held" by qualified trusts. We will be "predominantly held" by qualified trusts if either (i) a single qualified trust holds more than 25% by value of our stock or (ii) one or more qualified trusts, each owning more than 10% by value of our stock, hold in the aggregate more than 50% by value of our stock.

        In the event we are a pension-held REIT, a qualified trust owning 10% or more of our shares should expect to recognize UBTI as a result of its investment, and we cannot assure you that we will never be treated as a pension-held REIT. The percentage of any dividend received from us treated as UBTI would be equal to the ratio of (a) the gross UBTI (less certain associated expenses) earned by us (treating us as if we were a qualified trust and, therefore, subject to tax on UBTI) to (b) our total gross income (less certain associated expenses). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year; in that case, no dividends are treated as UBTI. Our gross UBTI for these purposes generally would include the rent we receive from Bloodstone TRS, Inc. and, therefore, could be substantial.

Special Issues

        Social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts that are exempt from taxation under paragraphs (7), (9), and (17), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

Taxation of Non-U.S. Stockholders Holding Common Stock

        The rules governing U.S. federal income taxation of beneficial owners of our common stock who are not U.S. stockholders or entities treated as partnerships for U.S. federal income tax purposes, such as nonresident alien individuals, foreign corporations, and foreign trusts and estates ("non-U.S. stockholders"), are complex. This section is only a summary of such rules.

Distributions

        A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of "United States real property interests" (as defined below) and that we do not designate as a capital gain dividend or retained capital gain generally will recognize ordinary dividend income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A U.S. federal withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under many treaties, lower withholding rates do not apply to dividends from REITs. However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates (in the same manner as U.S. stockholders are taxed on distributions) and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder that is neither a capital gain dividend nor a distribution that is attributable to gain from the sale or exchange of "United States real property interests" unless either (i) a lower treaty rate applies and the non-U.S. stockholder provides to us any required IRS Form W-8 (for example, an IRS Form W-8BEN) evidencing eligibility for that reduced rate or (ii) the non-U.S. stockholder provides to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

        A non-U.S. stockholder generally will not be subject to U.S. federal income tax (but will be subject to withholding as described below) on a return of capital distribution in excess of our current and accumulated earnings and profits that is not attributable to the gain from our disposition of a "United States real property interest" if the excess portion of the distribution does not exceed the adjusted basis of the non-U.S. stockholder's common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that common stock. However, a non-U.S. stockholder will be subject to tax on such a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. stockholder's adjusted basis in the common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

        We may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, even if a lower treaty rate applies to dividends or the non-U.S. stockholder is not liable for tax on the receipt of that distribution. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution that is neither attributable to the gain from our disposition of a "United States real property interest" nor designated by us as a capital gain dividend, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%, unless we conclude that an exemption applies.

        A non-U.S. stockholder may seek a refund from the IRS if the non-U.S. stockholder's withholdings and any other tax payments exceed its U.S. federal income tax liability for the year.

        Subject to the exception discussed below for 10% or smaller holders of classes of stock that are regularly-traded on an established securities market located in the United States and the special rules for "qualified shareholders" or "qualified foreign pension funds" discussed below, a non-U.S.

stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of "United States real property interests," whether or not designated as a capital gain dividend, under special provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. The term "United States real property interests" includes interests in U.S. real property and shares in U.S. corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax and will be required to file a U.S. federal income tax return for the taxable year. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. stockholders attributable to gain from our sale or exchange of United States real property interests ("FIRPTA Withholding"). A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

        A non-U.S. stockholder that owns, actually or constructively, no more than 10% of our common stock at all times during the one-year period ending on the date of a distribution should not be subject to FIRPTA Withholding with respect to such distribution that is attributable to gain from our sale or exchange of United States real property interests, provided that our common stock continues to be regularly traded on an established securities market located in the United States. In the case of any such distributions that was a capital gain dividend made to such non-U.S. stockholder, the distribution will be treated as an ordinary dividend subject to the general withholding rules discussed above, which generally impose a withholding tax equal to 30% of the gross amount of each dividend distribution (unless reduced by treaty).

        Distributions to a non-U.S. stockholder that we designate as capital gain dividends but that are not attributable to gain from our sale or exchange of United States real property interests (and thus not subject to FIRPTA Withholding) should not be subject to U.S. federal income taxation unless (i) the capital gain dividend is effectively connected with the non-U.S. stockholder's United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and may be subject to the 30% branch profits tax in the case of a non-U.S. corporation, or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States. Notwithstanding that such a non-FIRPTA capital gain dividend may not be subject to U.S. federal income taxation, as noted above we generally plan to withhold U.S. federal income tax at the rate of 30% on the gross amount of any dividend distribution paid to a non-U.S. stockholder, and we may be required to withhold not less than 21% of any such capital gain dividends (or amounts we could have designated as such).

        Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.

Dispositions

        If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders with respect to that gain, subject to any applicable alternative minimum tax. A non-U.S. stockholder generally will not incur tax under FIRPTA on a sale or other disposition of our stock if we are a "domestically controlled qualified investment entity," which means that, during the five-year period ending on the date of the distribution or disposition, non-U.S. stockholders held, directly or indirectly, less than 50% in value of our shares and we qualified as a REIT. For such testing periods that end on or after December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our common stock is publicly traded, we cannot assure you that we are or will be in the future a domestically controlled qualified investment entity. Alternatively, the gain from a sale of our common stock by a non-U.S. stockholder will not be subject to tax under FIRPTA if (i) our common stock is considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE, and (ii) the non-U.S. stockholder owned, actually and constructively, 10% or less of our common stock at all times during the specified testing period ending on the date of the disposition. The testing period referred to in the previous sentence is the shorter of (x) the period during which the non-U.S. stockholder held the stock and (y) the five-year period ending on the date of the disposition. Since the completion of our initial public offering, we believe our common stock has been regularly traded on an established securities market.

        In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our common stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. stockholder (i) disposes of an interest in our common stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our common stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 10% or smaller holders of regularly traded classes of stock is satisfied.

        Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and may be subject to the 30% branch profits tax in the case of a non-U.S. corporation, or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will generally incur a 30% tax on his or her net U.S. source capital gains.

        Purchasers of our stock from a non-U.S. stockholder generally will be required to withhold and remit to the IRS 15% of the purchase price unless at the time of purchase (i) any class of our stock is regularly traded on an established securities market (subject to certain limits if the shares sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. stockholder may receive a credit against its tax liability for the amount withheld.

Special FIRPTA Rules

        To the extent our stock is held directly (or indirectly through one or more partnerships) by a "qualified shareholder," it will not be treated as a United States real property interest for such qualified shareholder. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a United States real property interest. For these purposes, a qualified shareholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the NYSE or Nasdaq, (ii) is a "qualified collective investment vehicle" (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more "applicable investors," the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified shareholder's stock (with "applicable percentage" generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a United States real property interest will be treated as amounts realized from the disposition of United States real property interest. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an "applicable investor" is a person (other than a qualified shareholder) who generally holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules.

        For FIRPTA purposes, neither a "qualified foreign pension fund" nor an entity all of the interests of which are held by an qualified foreign pension fund is treated as a non-U.S. stockholder. A "qualified foreign pension fund" is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (A) a foreign country as a result of services rendered by such employees to their employers, or (B) one or more employers in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

        We will report to our U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at the current rate of 24% with respect to distributions paid, unless such stockholder (i) is a corporation or other exempt entity and, when required, proves its status or (ii) certifies under penalties of perjury that the taxpayer identification number the stockholder has furnished to us is correct and the stockholder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. stockholder's income tax liability.

Non-U.S. Stockholders

        Information reporting requirements and backup withholding may apply to payments of distributions on our common stock to a non-U.S. stockholder. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. stockholder or the stockholder otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the stockholder is a U.S. person or that the claimed exemption is not in fact satisfied. Information reporting and backup withholding also may apply to proceeds a non-U.S. stockholder receives upon the sale, exchange, redemption, retirement or other disposition of our common stock unless the non-U.S. shareholder properly certifies to the applicable withholding agent its non-U.S. status on an applicable IRS Form W-8 or substantially similar form, provided that the withholding agent does not have actual knowledge or reason to know that the stockholder is a U.S. person or that the claimed exemption is not in fact satisfied. Even without having executed an applicable IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds that a non-U.S. stockholder receives upon the sale, exchange, redemption, retirement or other disposition of our common stock if the non-U.S. stockholder receives those proceeds through a broker's foreign office. Any amount withheld under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements.

FATCA Withholding and Reporting

        Under Sections 1471 through 1474 of the Code, provisions commonly known as "FATCA", together with administrative guidance and certain intergovernmental agreements ("IGAs") entered into thereunder, withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-U.S. entities unless the entity qualifies for an exemption. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to: (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders to the IRS (or, if it is located in an jurisdiction that has entered into an IGA, potentially to its own government which, in turn, will provide such information to the IRS) and meets certain other specified requirements; and (b) a non-financial foreign entity (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. Distributions and proceeds from a sale or other disposition of our common stock that are treated as giving rise to income effectively connected with the conduct of a U.S. trade or business are not subject to FATCA withholding, however. These rules currently apply with respect to payments of dividends on our common stock and will apply to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2018. Prospective investors are encouraged to consult their tax advisors regarding the implications of these rules with respect to their investment in our common stock, as well as the status of any related U.S. federal Treasury Regulations.

Recent Tax Legislation

        The recently enacted TCJA is generally applicable for tax years beginning after December 31, 2017 and made significant changes to the Code, including a number of provisions of the Code that affect the taxation of businesses and their owners, including REITs, their stockholders and holders of their debt securities. Among other changes not reflected in the discussion above, the TCJA (i) reduces the U.S. federal income tax rates on ordinary income of individuals, trusts and estates for taxable years beginning before January 1, 2026 and on corporations indefinitely, (ii) limits the deductibility of interest expense, (iii) limits the use of net operating losses, and (iv) imposes new accounting rules that generally require recognizing income items no later than when the item is taken into account for financial statement purposes. The effect of the TCJA on us and our stockholders is uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. Any technical corrections with respect to the TCJA could have an adverse effect on us or our stockholders.

        Another relevant TCJA change for us is that for tax years beginning after December 31, 2017, U.S. corporations, including REITs, will be required to include "global intangible low-tax income," or GILTI, earned by certain foreign subsidiary corporations in income regardless of whether the income has been distributed to the U.S. parent corporation. Generally, GILTI is the excess of the U.S. shareholder's pro rata portion of the income of its foreign subsidiaries over the net deemed tangible income return of such subsidiaries. Unlike other taxpayers, REITs are not allowed to deduct 50% of GILTI in determining the amount of GILTI includable in income. Moreover, it is unclear whether GILTI constitutes qualifying REIT income for purposes of the 75% and 95% gross income tests, or whether the IRS might permit REITs to exclude any such GILTI income for purposes of one or both of the 75% and 95% gross income tests. In the absence of further guidance on the treatment of GILTI income for REIT qualification purposes, the amount of potential GILTI income generated by our foreign TRS, DiamondRock Frenchman's Owner, Inc., could be significant enough to require us to transfer our ownership of the foreign TRS to a domestic TRS, which could result in additional U.S. federal, state and local income taxes payable by our TRSs. Regardless of its treatment for REIT qualification purposes, we will be required to include GILTI earned by DiamondRock Frenchman's Owner, Inc. in our U.S. taxable income, which could increase our dividend distribution requirement, regardless of whether we receive a corresponding distribution of cash from our foreign TRSs. The amount of GILTI income we may be required to include could be increased due to the hurricane damage at the Frenchman's Reef & Morning Star Marriott Beach Resort.

Additional Legislative or Other Actions Affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and it is possible that there could be future changes that could adversely impact our stockholders. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our common stock.

State, Local, and Foreign Tax

        We may be subject to state, local and foreign tax in states, localities and foreign countries in which we do business or own property. The tax treatment applicable to us and our stockholders in such jurisdictions may differ from the U.S. federal income tax treatment described above. The TCJA also disallows itemized deductions for individuals for state and local income, property and sales taxes in excess of a combined limit of $10,000 per year.

        Prospective investors should consult the applicable prospectus supplement, as well as their own tax advisers, regarding the U.S. federal, state, local, foreign, and other tax consequences of investing in the securities offered by the applicable prospectus supplement.

SELLING SECURITY HOLDERS

        Information about selling security holders of DiamondRock Hospitality Company, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

        We or any selling security holder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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  to or through underwriters or dealers;

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  to investors through agents;

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  directly to investors;

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  in "at the market" offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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  in block trades;

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  through a combination of any of these methods; or

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  through any other method permitted by applicable law and described in a prospectus supplement.

        In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders. The prospectus supplement with respect to any offering of securities will include the following information:

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  the terms of the offering;

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  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price or initial public offering price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  any commissions paid to agents; and

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  any securities exchange on which the securities may be listed.

        Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The distribution of the offered securities may be effected from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        In addition to the foregoing, we may issue shares of our common stock to holders of OP Units of our operating partnership, and any of their pledgees, donees, transferees or other successors in interest, in exchange for their OP Units. We may only offer our common stock in this manner if the holders of these OP Units present them for redemption under the partnership agreement of DiamondRock Hospitality Limited Partnership, as amended from time to time, and we exercise our right to issue our common stock to them instead of paying a cash amount. We will receive no cash proceeds from any issuance of the shares of our common stock in exchange for OP Units, but we will acquire additional OP Units in exchange for any such issuances.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        The applicable prospectus supplement relating to the securities will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities.

        In connection with the sale of the securities, underwriters may receive compensation from us, any selling security holder or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or any selling security holder, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us or any selling security holder.

        Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering, sales made directly on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our shares of common stock, the amounts underwritten, and the nature of its obligations to take our shares of common stock will be described in the applicable prospectus supplement.

        Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

        Under agreements we or any selling security holder may enter into, we or any selling security holder may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA"), the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or any selling security holder sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we or any selling security holder may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business. If indicated in the prospectus supplement, we or any selling security holder may authorize underwriters or other persons acting as agents of us or any selling security holder to solicit offers by institutions to purchase securities from us or any selling security holder pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Direct Sales and Sales through Agents

        We or any security holder may sell the securities directly. In this case, no underwriters or agents would be involved. We or any selling security holder may also sell the securities through agents designated by us or the selling security holder from time to time in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering, sales made directly on the NYSE, the existing trading market for shares of our common stock, or sales made to or through a market maker other than on an exchange. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We or any security holder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we or any selling security holder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We or any selling security holder may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP. Goodwin Procter LLP has also issued an opinion to us regarding certain tax matters described under "Material U.S. Federal Income Tax Considerations." If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and schedule of DiamondRock Hospitality Company as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. In addition, we maintain a website that contains information about us at www.drhc.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or documents we file with or furnish to the SEC.

        We have filed with the SEC a "shelf" registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the documents listed below that we filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 27, 2018;

  •
  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 4, 2018 and for the quarter ended June 30, 2018 filed with the SEC on August 6, 2018;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2018;

  •
  our Current Reports on Form 8-K filed on January 8, 2018 (only with respect to Item 5.02), March 12, 2018 (only with respect to Item 5.02), May 4, 2018 (only with respect to Item 5.07), and July 16, 2018;

  •
  the description of our common stock, $0.01 par value per share, contained in our Registration Statement on Form 8-A filed on May 25, 2005, including any amendment or report filed for the purpose of updating such description (file number 001-32514); and

  •
  all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the underlying securities; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

        You may request a copy of these documents, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address or calling us at the telephone number listed below or via the Internet at the website listed below:

DiamondRock Hospitality Company
2 Bethesda Metro Center, Suite 1400
Bethesda, Maryland 20814
Attention: Investor Relations
(240) 744-1150
Internet Website: www.drhc.com

        Readers should rely on the information provided or incorporated by reference in this prospectus or in the applicable supplement to this prospectus. Readers should not assume that the information in this prospectus and the applicable supplement is accurate as of any date other than the date on the front cover of the document.

        The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink.

DiamondRock Hospitality Company
                  Shares
        % Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	Citigroup

Joint Lead Managers

TD Securities	US Bancorp

Senior Co-Managers

BMO Capital Markets	KeyBanc Capital Markets	PNC Capital Markets LLC	Regions Securities LLC

Co-Managers

Barclays	Deutsche Bank Securities

August     , 2020